Exhibit 10.5

Right of First Negotiation, Option and License Agreement

Between

Denali Therapeutics Inc.,

Biogen MA, Inc.

and

Biogen International GmbH

Dated October 6, 2020

[***]

Right of First Negotiation, Option and License Agreement
This Right of First Negotiation, Option and License Agreement (this “Agreement”) is entered into as of October 6, 2020 (the “Effective Date”) by and among Denali Therapeutics Inc., a Delaware corporation with its principal place of business located at 161 Oyster Point Blvd., South San Francisco, California 94080 (“Denali”), Biogen MA, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts having an office at 225 Binney Street, Cambridge, MA 02142 (“BIMA”), and Biogen International GmbH, a Gesellschaft mit beschränkter Haftung organized under the laws of Switzerland, whose registered office is at Neuhofstrasse 30, 6340 Baar, Switzerland (“BIG,” together with BIMA, collectively, “Biogen”). Biogen and Denali are each individually referred to as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, the Parties previously entered into that certain Provisional Collaboration and License Agreement, dated as of August 5, 2020 (the “Provisional Agreement”), pursuant to which (a) Denali granted to Biogen an exclusive option to obtain an exclusive license under certain intellectual property rights relating to the ATV:Abeta Program, (b) Denali granted to Biogen an exclusive option to obtain an exclusive license under certain intellectual property rights relating to the Option TV Program, and (c) with respect to each of the ROFN Programs, Denali granted Biogen an exclusive right of first negotiation to exclusively negotiate the terms and conditions of a definitive agreement pursuant to which Denali would grant exclusive rights to Biogen with respect to such ROFN Programs to develop, commercialize or otherwise exploit ROFN Products that are the subject of each such ROFN Program; and
WHEREAS, pursuant to Section 1.1 of the Provisional Agreement, the Parties seek to enter into an agreement containing a more detailed set of terms governing the options and rights of first negotiation granted to Biogen as provided in Article 4 of the Provisional Agreement, as provided herein.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Biogen and Denali hereby agree as follows:
ARTICLE 1DEFINITIONS
1.1[***].
1.2“Acquired Party” has the meaning set forth in Section 4.4.3 (Acquisitions by a Third Party that Controls Alternative Option Products).
1.3“Acquiring Party” has the meaning set forth in Section 4.4.2 (Acquisitions of Alternative Option Products).
1.4“AD” means [***].
1.5“Adverse Ruling” has the meaning set forth in Section 14.3.2 (Disputes Regarding Material Breach).
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.6“Affiliates” means, with respect to a Person, any other Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity). The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that, in such case, such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management or policies of such entity.
1.7“Agreement” has the meaning set forth in the preamble.
1.8“Alliance Manager” has the meaning set forth in Section 6.1.1 (Alliance Managers).
1.9“ALS” means [***].
1.10“Alternative Option Product” has the meaning set forth in Section 4.4.1 (Exclusivity).
1.11[***]
1.12“Amyloid Beta” means [***].
1.13“Annual Net Sales” means the total Net Sales of all Option Products in the Territory in a given Calendar Year.
1.14“Applicable Law” means federal, state, local, national and supra-national laws, statutes, rules, and regulations, including any rules, regulations, regulatory guidelines, or other requirements of the Regulatory Authorities, major national securities exchanges or major securities listing organizations, that may be in effect from time to time during the Term and applicable to a particular activity or country or other jurisdiction hereunder.
1.15“Assigned TV Platform IP” means Assigned TV Platform Patent Rights and Assigned TV Platform Know-How.
1.16“Assigned TV Platform Know-How” means [***].
1.17“Assigned TV Platform Patent Rights” means [***].
1.18“ATV:Abeta Program” means all ATV:Abeta Therapeutics that are Controlled by or on behalf of Denali or its Affiliates prior to the Effective Date [***], and pharmaceutical products containing such ATV:Abeta Therapeutics, including [***].
1.19“ATV:Abeta Therapeutic” means [***]that incorporates (a) [***]and (b) [***]Directed to Amyloid Beta, but for clarity, excluding any viral vector (including adeno-associated virus), any oligonucleotide, or any small molecule.
1.20[***]
1.21“BIG” has the meaning set forth in the preamble.
1.22“BIMA” has the meaning set forth in the preamble.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.23“Binding Target” has the meaning set forth in Section 1.261 (Target).
1.24“Biogen” has the meaning set forth in the preamble.
1.25“Biogen Background Patent Rights” means all Patent Rights Controlled by Biogen or its Affiliates as of the Effective Date or at any time during the Term, expressly excluding all Biogen Program Patent Rights and any Joint Program Patent Rights.
1.26“Biogen-Enabled Product” means [***].
1.27“Biogen-Enabled Protein” means [***].
1.28[***]
1.29“Biogen Indemnified Party” has the meaning set forth in Section 13.1 (Indemnification by Denali).
1.30“Biogen IP” means Biogen Know-How and Biogen Patent Rights.
1.31“Biogen Know-How” means any and all Know-How that is: (a) Controlled by Biogen or its Affiliates as of the Effective Date or during the Term; (b) [***] for the Development of Option Proteins or Option Products or the sale or offer for sale or other Commercialization of Option Products [***].
1.32“Biogen Option Development Activities” has the meaning set forth in Section 5.1 (Development and Manufacturing Activities during the Option Term).
1.33“Biogen Patent Rights” means all Biogen Program Patent Rights and any other Patent Rights Controlled by Biogen or its Affiliates, in each case, that are [***] for the conduct of the Denali Option Development Activities, the Denali Manufacturing Activities, or to perform Denali’s other obligations under this Agreement.
1.34“Biogen Program IP” means Biogen Program Know-How and Biogen Program Patent Rights.
1.35“Biogen Program Know-How” means [***].
1.36“Biogen Program Patent Rights” means [***].
1.37[***]
1.38[***]
1.39“Biosimilar Product” means, with respect to a given Option Product in a given country, a biological product that is (a) not marketed or sold by or under the authority of Biogen, its Affiliates or Sublicensees and (b) (i) approved by the applicable Regulatory Authority [***] with such Option Product and (ii) with respect to the United States, is a product [***] and with respect to any jurisdiction outside of the United States, [***] in such jurisdiction.
1.40“Breach Notice” has the meaning set forth in Section 14.3.1 (Breach Notice).
1.41“Breaching Party” has the meaning set forth in Section 14.3.1 (Breach Notice).
1.42“Business Day” means a day, other than a Saturday or Sunday, on which banking institutions in Boston, Massachusetts, U.S.A. and San Francisco, California, U.S.A. are open for business.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.43“Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.
1.44“Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.
1.45“CD TV Moiety Protein” means [***].
1.46[***]
1.47“Change of Control” with respect to a Party, means any transaction or a series of related transactions in which such Party: (a) sells, conveys or otherwise disposes of all or substantially all, whether directly or indirectly, of its assets or business to any Person (other than to an Affiliate of such Party; provided that such Person was an Affiliate of such Party prior to the Effective Date); or (b) (i) merges, consolidates with, or is acquired by any other Person (other than an Affiliate of such Party, provided that such Person was an Affiliate of such Party prior to the Effective Date); or (ii) effects any other transaction or series of related transactions; in each case of subsection (i) or (ii), such that the stockholders of such Party immediately prior thereto, in the aggregate, no longer own, directly or indirectly, beneficially or legally, more than fifty percent (50%) of the outstanding voting securities, capital stock or other ownership interest of the surviving Person following the closing of such merger, consolidation, other transaction or series of related transactions (such Person described in clauses (a), (b) or (c), a “Third Party Acquiror”). Notwithstanding the foregoing, a bona fide financing transaction (including any public offering of a Party’s capital stock) shall not be deemed a Change of Control.
1.48“Chief Executive Officers” has the meaning set forth in Section 15.6.1 (General).
1.49“Clinical Data” means the original source patient data and case report forms (CRFs) collected or generated by, on behalf of, or under the authority of Biogen with respect to Clinical Trials of any Option Protein or Option Product, together with all analysis, reports, and results with respect thereto.
1.50“Clinical Trial” means any Phase I Trial, Phase II Trial, Phase III Trial, or any such other test or study in human subjects.
1.51“Clinical Trial Material” means an Option Product that is intended for administration and dosing to humans in Clinical Trials, but not intended for commercial sale (for example, in a form that does not include external packaging).
1.52“CMC” means the chemistry, Manufacturing and controls of a given product.
1.53“CMC Budget” has the meaning set forth in Section 8.2.3 (CMC Plan).
1.54“CMC Plan” has the meaning set forth in Section 8.2.3 (CMC Plan).
1.55“CMO” has the meaning set forth in Section 8.2.4 (CMOs).
1.56“Co-Co Amendment” has the meaning set forth in Section 2.4.2(a) (Co-Co Opt In Notice).
1.57“Co-Co Opt In Notice” has the meaning set forth in Section 2.4.2(a) (Co-Co Opt In Notice).
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.58“Co-Co Rights” means, with respect to a Product and a given Party, [***].
1.59“Combination Product” means an Option Product that is (a) sold in the form of a combination that contains or comprises an Option Protein together with one or more other therapeutically active pharmaceutical agents (whether coformulated or copackaged or otherwise sold together as a single unit) (“Other Component”), and (b) sold for a single invoice price. For purposes of the foregoing, none of the following shall be deemed to be an Other Component [***]
1.60“Commercial Milestone Event” has the meaning set forth in Section 9.3.2 (Commercial Milestones).
1.61“Commercial Milestone Payment” has the meaning set forth in Section 9.3.2 (Commercial Milestones).
1.62“Commercialization,” means with respect to any product, any and all activities directed to: the marketing, advertising, promotion, distribution, import, export, offering for sale, and sale of such product, product samples, pre-launch activities to prepare a market for potential sales; modeling and pharmaco-economic studies, epidemiological studies, expanded access programs and associated registries and activities required to fulfill ongoing regulatory obligations; government affairs, and public policy activities; patient services, patient advocacy engagement, and adverse event reporting; the preparation and submission of Regulatory Submissions and interacting with Regulatory Authorities regarding any of the foregoing; and pricing and reimbursement activities, including seeking and maintaining any required Reimbursement Approvals; but excluding, in each case, any activities directed to Manufacturing, Development, or Medical Affairs. “Commercialize,” “Commercializing,” and “Commercialized” will be construed accordingly.
1.63[***]
1.64“Commercially Reasonable Efforts” means, [***].
1.65[***]
1.66“Confidential Information” means any proprietary Know-How or data provided orally, visually, in writing or other form by or on behalf of one (1) Party (or an Affiliate or representative of such Party or such Party’s Affiliate) to the other Party (or to an Affiliate or representative of such Party or such Party’s Affiliate) in connection with this Agreement, whether prior to, on, or after the Provisional Agreement Execution Date, including Know-How pertaining to the terms of the Provisional Agreement (to the extent pertaining to Option Proteins, Option Products, ROFN Proteins, or ROFN Products) or this Agreement, any Option Protein, Option Product, ROFN Protein or ROFN Product (including relevant Regulatory Submissions and Clinical Data), any Exploitation of an Option Protein, Option Product, ROFN Protein or ROFN Product, any Know-How with respect thereto developed by or on behalf of the disclosing Party or its Affiliates (including Biogen Know-How, Option Know-How or TV Platform Know-How), or the scientific, regulatory or business affairs or other activities of either Party. Notwithstanding the foregoing, Joint Program Know-How and all Regulatory Submissions generated after the Provisional Agreement Execution Date and owned by a Party pursuant to this Agreement shall be deemed to be the Confidential Information of both Parties, and the restrictions on use and disclosure in Section 11.2 (Non-Disclosure and Non-Use Obligation) and Section 11.4 (Permitted Disclosures) shall be deemed to apply to each Party as a receiving Party, regardless of which Party initially generated or disclosed the relevant Joint Program Know-How or Regulatory Submissions, as applicable, to the other Party in connection with this Agreement.
1.67“Confidentiality Agreement” means that certain Confidentiality Agreement between the Parties dated as of October 17, 2019, as amended on July 12, 2020.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.68“Contingent Right” has the meaning set forth in Section 3.2.6 (Contingent Rights).
1.69“Control” or “Controlled” means the possession by a Party or its Affiliate (whether by ownership, license or otherwise other than pursuant to this Agreement) of (a) with respect to any tangible Know-How, the legal authority or right to physical possession of such tangible Know-How, with the right to provide such tangible Know-How to the other Party on the applicable terms set forth herein, or (b) with respect to Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How or other Intellectual Property or subject matter, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under such Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How or other Intellectual Property or subject matter on the applicable terms set forth herein, in each case ((a) and (b)), without breaching or otherwise violating the terms of any arrangement or agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use, licenses or sublicense, and (c) with respect to any product or a component thereof, the possession by a Party of the ability (whether by sole or joint ownership, license or otherwise, other than pursuant to the license grants under this Agreement) to grant a license or sublicense on the applicable terms set forth herein of Patent Rights within clause (b) above that claim such product or component or proprietary Know-How within clause (a) or (b) above that is used in connection with the exploitation of such product or component. Notwithstanding any provision to the contrary set forth in this Agreement, a Party and its Affiliates will not be deemed to “Control” any Patent Rights, Regulatory Approvals, Regulatory Submissions, Know-How or other Intellectual Property or subject matter that is [***].
1.70 “Convicted Entity” has the meaning set forth in Section 10.1.6(d).
1.71“Convicted Individual” has the meaning set forth in Section 10.1.6(d).
1.72“Cover,” “Covering,” or “Covered” means, with respect to a product, technology, process, method, or mode of administration that, in the absence of ownership of or a license granted under a particular claim of a Patent Right, the manufacture, use, offer for sale, sale, or importation of such product or the practice of such technology, process, method, or mode of administration would infringe such claim or, in the case of a claim that has not yet issued, would infringe such claim if it were to issue as currently pending.
1.73“Debarred Entity” has the meaning set forth in Section 10.1.6(b).
1.74“Debarred Individual” has the meaning set forth in Section 10.1.6(a).
1.75“Definitive LRRK2 Agreement” means the Definitive LRRK2 Collaboration and License Agreement, dated as of October 4, 2020, by and between the Parties.
1.76“Denali” has the meaning set forth in the preamble.
1.77[***]
1.78“Denali Indemnified Party” has the meaning set forth in Section 13.2 (Indemnification by Biogen).
1.79“Denali IP” has the meaning set forth in Section 10.2.2.
1.80“Denali Know-How” has the meaning set forth in Section 10.2.17.
1.81“Denali Manufacturing Activities” has the meaning set forth in Section 8.2.4 (CMOs).
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.82“Denali Manufacturing Know-How” means all Option Know-How that is used by or on behalf of Denali to Manufacture any Option Product (for which Biogen has exercised its Option) or component thereof.
1.83“Denali Option Development Activities” means, with respect to a given Option Program, all Development activities conducted by or on behalf of Denali with respect to such Option Program during the applicable Option Term for such Option Program.
1.84[***]
1.85“Denali Program IP” means Denali Program Know-How and Denali Program Patent Rights.
1.86“Denali Program Know-How” means all Program Know-How that is developed or invented solely by Denali’s Representatives.
1.87“Denali Program Patent Rights” means all Program Patent Rights that claim any Denali Program Know-How.
1.88[***]
1.89[***]
1.90“Develop” or “Development” means, with respect to any product, any and all internal and external research or development activities regarding such product, including (a) research, non-clinical testing and activities, IND-enabling pre-clinical studies and other pre-clinical activities, and Clinical Trials, (b) test method development and stability testing, process development and formulation development and toxicology, and (c) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct Clinical Trials or to obtain Regulatory Approval of such product (excluding any activities reasonably necessary for obtaining Reimbursement Approval, but not for other elements of the Regulatory Approval) and interacting with Regulatory Authorities regarding any of the foregoing; but excluding, in each case, any activities directed to Manufacturing, Medical Affairs, or Commercialization. “Develop,” “Developing,” and “Developed” will be construed accordingly.
1.91“Development Milestone Event” has the meaning set forth in Section 9.3.1 (Development Milestones).
1.92“Development Milestone Payment” has the meaning set forth in Section 9.3.1 (Development Milestones).
1.93“Directed” means: (a) in the context of a therapeutic and a Binding Target, that the primary mechanism of action of such therapeutic is [***] such Binding Target; or (b) in the context of a therapeutic and a Function Target, that the primary intended mechanism of action of such therapeutic is [***] such Function Target.
1.94“Disclosing Party” has the meaning set forth in Section 11.2 (Non-Disclosure and Non-Use Obligations).
1.95[***]
1.96“Dispute” has the meaning set forth in Section 15.6 (Dispute Resolution).
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.97“Divestiture” means (a) the divestiture of an Alternative Option Product through (i) an outright sale or assignment of all rights in such Alternative Option Product to a Third Party or (ii) an exclusive out-license to a Third Party of all Development and Commercialization rights with respect to such Alternative Option Product, in each case, with no further role, influence, or authority of the applicable Party, directly or indirectly, with respect to such Alternative Option Product or (b) the complete cessation of all Development and Commercialization activities with respect to such Alternative Option Product, provided that [***]. When used as a verb, “Divest” and “Divested” means to cause a Divestiture.
1.98“Dollar” means the U.S. dollar, and “$” will be interpreted accordingly.
1.99“Drug Approval Application” means a New Drug Application as defined in the FD&C Act (“NDA”), or any corresponding application for Regulatory Approval in the Territory, including, with respect to the European Union, a marketing authorization application (an “MAA”) filed with the EMA pursuant to the Centralized Approval Procedure or an MAA filed with the PMDA, including, in each case, all supplements, amendments, variations, extensions and renewals thereof.
1.100“Effective Date” has the meaning set forth in the preamble.
1.101“EMA” means the European Medicines Agency and any successor agency(ies) or authority having substantially the same function.
1.102“Excluded Entity” has the meaning set forth in Section 10.1.6(c).
1.103“Excluded Individual” has the meaning set forth in Section 10.1.6(c).
1.104“Excluded Targets” means [***].
1.105“Existing Third Party Agreements” means the agreements listed on Schedule 1.105 (Existing Third Party Agreements).
1.106“Existing Third Party Manufacturing IP” has the meaning set forth in Section 8.7.2.
1.107“Exploit” means to make, have made, use, import, export, offer to sell, sell, Develop, Manufacture, perform Medical Affairs activities, Commercialize or otherwise exploit. “Exploitation” will be construed accordingly.
1.108“F-Star Agreements” means [***].
1.109“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as the same may be amended or supplemented from time to time, together with any rules, regulations, and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).
1.110“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.
1.111 “Field” means any and all uses.
1.112“Final Royalty Report” has the meaning set forth in Section 9.4.3(b).
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.113“First Commercial Sale” means, with respect to a particular Option Product in a particular country in the Territory, the first sale of such Option Product to a Third Party (other than a Sublicensee) for distribution, use or consumption in such country or region. First Commercial Sale excludes transfers of Option Product to Third Parties as bona fide samples, as donations, for the performance of Clinical Trials, or for similar purposes in accordance with Applicable Law pertaining to any expanded access program, any compassionate sales or use program (including named patient program or single patient program), or any indigent program.
1.114“Force Majeure” has the meaning set forth in Section 15.1 (Force Majeure).
1.115“FTE” means the equivalent of the work of one (1) employee full time for one (1) Calendar Year (consisting of at least a total of [***] hours per Calendar Year). Each employee utilized by a Party in connection with its performance under this Agreement may be less than or greater than one FTE based on the hours actually worked by such employee performing Development, Medical Affairs, Commercialization or Manufacturing activities with respect to an Option Product (or Option Proteins included in an Option Product) and shall be treated as an FTE on a pro rata basis based upon the actual number of such hours worked divided by [***].
1.116“FTE Costs” means, with respect to a Party for any period, the applicable FTE Rate multiplied by the applicable number of FTEs of such Party performing Development, Medical Affairs, Commercialization or Manufacturing activities during such period.
1.117“FTE Rate” means an initial rate of [***] for the Calendar Years [***]; provided that, commencing with Calendar Year [***] and for each subsequent Calendar Year thereafter, the FTE Rate shall be adjusted annually, effective January 1 of the applicable Calendar Year, to [***], unless the Parties otherwise agree.
1.118“Function Target” has the meaning set forth in Section 1.261 (Target).
1.119“GAAP” means United States generally accepted accounting principles, which principles are currently used at the relevant time and consistently applied by the applicable Party.
1.120[***]
1.121“Good Clinical Practices,” “GCP” or “cGCP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guidelines adopted by the International Conference on Harmonization (“ICH”), titled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” (or any successor document) including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA, PMDA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time.
1.122“Good Laboratory Practices,” “GLP” or “cGLP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in 21 C.F.R. Part 58 (or any successor statute or regulation), including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA, PMDA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable guidelines promulgated under the ICH.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.123“Good Manufacturing Practice,” “GMP” or “cGMP” means the then-current good manufacturing practices required by the FDA, as set forth in the FD&C Act, as amended, and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and comparable Applicable Law related to the manufacture and testing of pharmaceutical materials in jurisdictions outside the U.S., including the quality guideline promulgated by the ICH designated ICH Q7A, titled “Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients” and the regulations promulgated thereunder, in each case as they may be updated from time to time.
1.124“Governmental Authority” means any court, tribunal, arbitrator, agency, commission, department, ministry, official, authority or other instrumentality of any national, state, county, city or other political subdivision.
1.125[***]
1.126“ICH” has the meaning set forth in Section 1.121 (Good Clinical Practices).
1.127“In-License Agreement” means any Product In-License Agreements or Platform In-License Agreement.
1.128“IND” means an Investigational New Drug application as defined in 21 C.F.R. Part 312 or any comparable filings outside of the United States that are required to commence Clinical Trials in such country or region, and all supplements or amendments that may be filed with respect to the foregoing.
1.129“IND-Enabling Study” means a toxicology study of a product (a) that is conducted in compliance with GLP regulations in an animal species appropriate to satisfy applicable regulatory requirements, (b) that is otherwise designed to satisfy applicable regulatory requirements, and (c) the data and results from which are intended to support the filing of an IND for such product with the applicable Regulatory Authority.
1.130“Indemnification Claim Notice” has the meaning set forth in Section 13.3.1 (Notice of Claim).
1.131“Indemnified Party” has the meaning set forth in Section 13.3.1 (Notice of Claim).
1.132“Indication” means a disease or pathological condition [***]
1.133[***]
1.134[***]
1.135[***]
1.136“Initiation” means, with respect to a Clinical Trial or IND-Enabling Study of an Option Product, the [***] in such Clinical Trial or the [***] in such IND-Enabling Study.
1.137“Intellectual Property” means all Patent Rights, rights to inventions, copyrights, design rights, trademarks, trade secrets, Know-How, and all other intellectual property rights (whether registered or unregistered) and all applications and rights to apply for any of the foregoing, anywhere in the world.
1.138“IP Counsels” has the meaning set forth in Section 4.3.2(c) ([***] Third Party IP Dispute).
1.139“Joint Program IP” means all Joint Program Know-How and Joint Program Patent Rights.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.140“Joint Program Know-How” means any Program Know-How, other than Assigned TV Platform Know-How, developed or invented jointly by a Party’s Representatives, on the one hand, and the other Party’s Representatives, on the other hand.
1.141“Joint Program Patent Rights” means those Program Patent Rights that claim Joint Program Know-How, but do not claim any Assigned TV Platform Know-How.
1.142“JSC” has the meaning set forth in Section 6.2.1 (Formation).
1.143“Know-How” means all knowledge of a technical, scientific, business and other nature, including know-how, inventions, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, Clinical Data, and other biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, materials, reagents (e.g., plasmids, proteins, cell lines, assays and compounds) and biological methodology; in each case (whether or not confidential, proprietary, patented or patentable, or of commercial advantage) in written, electronic or any other form now known or hereafter developed.
1.144“Liability” has the meaning set forth in Section 13.1 (Indemnification by Denali).
1.145“MAA” has the meaning set forth in Section 1.98 (Drug Approval Application).
1.146“Major European Market” means France, Germany, Italy, Spain and United Kingdom.
1.147“Major Market” means the United States, each Major European Market, Japan and China.
1.148“Manufacture” means, with respect to any product, any and all activities directed to manufacturing, processing, packaging, labeling, filling, finishing, assembly, quality assurance, quality control, testing, and release, shipping, supply, or storage of such product (or any components or process steps involving such product [***]), placebo, or comparator agent, as the case may be, including qualification, validation, and scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, quality assurance technical support activities qualification and audit of clinical and commercial manufacturing facilities, and stability testing, but excluding any activities directed to Development, Medical Affairs, or Commercialization. “Manufacturing” and “Manufactured” will be construed accordingly.
1.149“Manufacturing Costs” means the [***] manufacturing cost incurred by a Party or its Affiliate for an Option Protein or Option Product and in accordance with GAAP (consistently applied by such Party and its Affiliates with respect to all protein therapeutics and products), which will be the sum of:
(a)[***]
1.150“Manufacturing Technology Transfer” has the meaning set forth in Section 8.7.1.
1.151“Materials” has the meaning set forth in Section 5.5 (Materials).
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.152“Medical Affairs” means any and all activities conducted by or on behalf of a Party’s or any of its Affiliates’ personnel designated as medical science liaisons (or similar title) as well as other personnel within their respective medical affairs departments interacting with physicians or other healthcare professionals who utilize or conduct research related to a drug or biological product, including communications with key opinion leaders, medical education, symposia, advisory boards (to the extent related to medical affairs or clinical guidance), and other medical programs and communications, including educational grants and fellowships, research grants (including conducting investigator-initiated studies following Regulatory Approval), charitable donations, medical resourcing and allocation, medical and scientific platform, content development, publications, and communications, KME and KOL engagement, congress planning, real-world evidence generation through registry or phase IV studies, conducting advisory board meetings or other consultant programs, the purpose of which is to obtain advice and feedback related to the launch of a given product, post-approval investigator initiated trials or scientific research agreements, activities related to patient registries, physician and nurse services, education and support, in each case, to the extent related to medical affairs and not to activities that involve the promotion, marketing, sale, or other Commercialization of Option Products. Medical Affairs excludes any activities directed to Manufacturing, Development, or Commercialization.
1.153“Milestone Payments” has the meaning set forth in Section 9.3.3 (Sales Milestones).
1.154“MS” means [***].
1.155“NDA” has the meaning set forth in Section 1.98 (Drug Approval Application).
1.156“Net Sales” means with respect to an Option Product, the gross amount invoiced or received in a country by or on behalf of Biogen or its Affiliates or Sublicensees (each of the foregoing Persons, a “Selling Party”) for the sale or other disposition of such Option Product in such country to Third Parties (including Third Party Distributors) in bona fide arms’ length transactions in the Territory, less the following deductions, in each case, pertaining specifically to such Option Product and actually allowed or taken by such Third Party and not otherwise received by or reimbursed to a Selling Party:
(a)sales returns and allowances actually paid, granted, or accrued on such Option Product, including reasonable and customary trade, quantity, prompt pay, and cash discounts, and any adjustments granted on account of price adjustments or billing errors;
(b)credits or allowances given or made for rejection, recall, return, or wastage replacement of [***] such Option Product or for rebates or retroactive price reductions (including Medicare, Medicaid, copay assistance, managed care, and similar types of rebates and chargebacks);
(c)taxes, duties, or other governmental charges levied on or measured by the billing amount for such Option Product, as adjusted for rebates and refunds [***];
(d)charges for freight, customs, [***] specifically related to the distribution of such Option Product [***]; and
(e)[***]
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Such amounts will be determined consistent with a Selling Party’s customary practices and in accordance with GAAP. It is understood that any accruals for individual items reflected in Net Sales are periodically (at least quarterly) trued up and adjusted by each Selling Party consistent with its customary practices and in accordance with GAAP.
Notwithstanding anything to the contrary set forth in this Agreement, Net Sales will not be imputed to transfers of Option Product to Third Parties as bona fide samples, as donations, for the performance of Clinical Trials or for similar purposes in accordance with Applicable Law pertaining to any expanded access program, any compassionate sales or use program (including named patient program or single patient program), or any indigent program.
Sale or transfer of Option Products between any of the Selling Parties will not result in any Net Sales, with Net Sales to be based only on any subsequent sales or dispositions to a non-Selling Party. To the extent that any Selling Party receives consideration other than or in addition to cash upon the sale or disposition of an Option Product to a non-Selling Party, Net Sales will be [***]. For clarity, Net Sales will not include [***].
In the case of any Combination Product sold in a given country and reporting period, Net Sales for the purpose of determining royalties and Sales Milestone Events of the Combination Product in such country will be calculated by [***]
If, on a country-by-country basis in a particular reporting period, the Option Product is sold separately in the same indication in a country, but the Other Components in the Combination Product are not sold separately in the same indication in such country, then Net Sales for the purpose of determining royalties and Sales Milestone Events of the Combination Product for such country will be [***]
If, on a country-by-country basis in a particular reporting period, the Option Product in the Combination Product is not sold separately in the same indication in such country, but the Other Components included in the Option Product are sold separately in the same indication in such country, then Net Sales for the purpose of determining royalties and Sales Milestone Events of the Combination Product for such country will be [***]
If neither the Option Product nor the Other Components are sold separately in the same indication in a given country during a particular reporting period, then Net Sales will be [***]
Any disputes between the Parties relating to the calculation of Net Sales under this Section 1.155 (Net Sales) will be resolved pursuant to the dispute resolution procedures in Section 15.6 (Dispute Resolution).
1.157[***]
1.158“Non-Breaching Party” has the meaning set forth in Section 14.3.1 (Breach Notice).
1.159[***]
1.160[***]
1.161“Option” has the meaning set forth in Section 2.2 (Grant of Option).
1.162“Option Data Package” means, on an Option Program-by-Option Program basis, a data package that includes [***] set forth on Schedule 1.162 (Option Data Package) for such Option Program, subject to any amendments to the [***] to be included in such package that the Parties may agree to from time to time.
1.163“Option Development Activities” has the meaning set forth in Section 5.1 (Development and Manufacturing Activities during the Option Term).
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.164“Option Exercise Fee” has the meaning set forth in Section 9.3 (Option Exercise Fee).
1.165“Option Exercise Notice” has the meaning set forth in Section 2.3 (Option Exercise).
1.166“Option Exercise Period” means, with respect to an Option Program, the period beginning on the Provisional Agreement Effective Date and expiring upon the earliest of (a) [***] following the delivery of the Option Data Package or Partial Option Data Package, as the case may be, for such Option Program in accordance with Section 2.4 (Option Data Package), as such period may be extended in accordance with Section 2.4.3 (Incomplete Option Data Package), unless earlier terminated, (b) thirty (30) Business Days after the fifth (5th) anniversary of the Provisional Agreement Effective Date, and (c) the termination of this Agreement.
1.167“Option IP” means Option Know-How and Option Patent Rights.
1.168“Option Know-How” means, with respect to an Option Program, any and all Know-How (including Joint Program Know-How and Denali Program Know-How) that is: (a) Controlled by Denali or its Affiliates as of the Provisional Agreement Effective Date, during the Term, or during the term of the Provisional Agreement; and (b) [***] for the Development, Manufacture, or use of the Option Proteins and Option Products that are the subject of such Option Program or the performance of Medical Affairs activities with respect to, or Commercialization of, Option Products that are the subject of such Option Program [***]; but in each case, (a) and (b), excluding the TV Platform Know-How with respect to such Option Program.
1.169“Option MTA” has the meaning set forth in Section 5.5 (Materials).
1.170“Option Patent Rights” means, with respect to an Option Program, all Patent Rights (including Joint Program Patent Rights and Denali Program Patent Rights) that are: (a) Controlled by Denali or its Affiliates as of the Provisional Agreement Effective Date, during the Term, or during the term of the Provisional Agreement; and (b) [***] for the Development, Manufacture, or use of the Option Proteins and Option Products that are the subject of such Option Program or the performance of Medical Affairs activities with respect to, or the Commercialization of, Option Products that are the subject of such Option Program [***]; but, in each case, (a) and (b), excluding the TV Platform Patent Rights with respect to such Option Program. [***]
1.171“Option Product” means any product (a) containing an ATV:Abeta Therapeutic or Option TV Therapeutic or (b) that is an Alternative Option Product included under this Agreement pursuant to clause (a) of Section 4.4.2 (Acquisitions of Alternative Option Products) or Section 2.6.2, in each case ((a) or (b)), alone or in combination with one or more other active ingredients, and in any formulation, dosage strength or method of delivery.
1.172“Option Programs” means either of the ATV:Abeta Program or the Option TV Program.
1.173“Option Protein” means any ATV:Abeta Therapeutic or Option TV Therapeutic.
1.174“Option Target” means (a) with respect to the ATV:Abeta Program, Amyloid Beta, or (b) with respect to the Option TV Program, the Option TV Target.
1.175“Option Term” means, with respect to an Option Program, the period beginning on the Provisional Agreement Effective Date and expiring on the earliest of (a) the fifth (5th) anniversary of the Provisional Agreement Effective Date, (b) expiration of the Option Exercise Period for such Option Program, and (c) the termination of this Agreement.
1.176“Option TV Program” means all Option TV Therapeutics that are Controlled by or on behalf of Denali or its Affiliates prior to the Provisional Agreement Effective Date [***] and pharmaceutical products containing such Option TV Therapeutics, including [***].
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.177“Option TV Target” means the Target selected by Biogen pursuant to the procedures set forth in Section 2.1 (Selection of Option TV Target).
1.178“Option TV Target Selection Period” has the meaning set forth in Section 2.1.1 (Option TV Target Notice).
1.179“Option TV Therapeutic” means any [***] that (a) [***] and (b) is Directed to the Option TV Target, but for clarity, excluding any viral vector (including adeno-associated virus), any oligonucleotide, or any small molecule.
1.180“Option Update Report” means, on an Option Program-by-Option Program basis, with respect to a given Option Program, a written update prepared by or on behalf of Denali that includes (a) a summary of Development activities conducted by or on behalf of Denali with respect to such Option Program, (b) a summary of data and results generated in the performance of such activities, and (c) a high-level overview of Development activities planned to be conducted by or on behalf of Denali over the following [***], in each case ((a)-(c)), subject to any amendments to the [***] to be included in such report that the Parties may agree to from time to time.
1.181“Other Component(s)” has the meaning set forth in Section 1.156 (Net Sales).
1.182[***]
1.183[***]
1.184“Partial Option Data Package” has the meaning set forth in Section 2.4.1 (Option Data Package).
1.185“Party” and “Parties” has the meaning set forth in the preamble.
1.186“Patent Rights” means: (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications (i.e., described in clauses (a) and (b) above), including utility models, petty patents and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications (i.e., described clauses (a), (b), and (c) above); and (e) any similar rights, including so-called pipeline protection.
1.187“Patent Term Extension” has the meaning set forth in Section 12.8 (Patent Term Extensions).
1.188“Payments” has the meaning set forth in Section 9.9.1.
1.189“PD” means [***].
1.190“Per Product Annual Net Sales” has the meaning set forth in Section 9.4.1 (Royalty Payments).
1.191“Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, Governmental Authority, association or other entity.
1.192“Phase I Trial” means a human clinical trial of a product, the principal purpose of which is a preliminary determination of safety, tolerability or pharmacokinetics in healthy individuals or patients or similar clinical study prescribed by the Regulatory Authorities, including the trials
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

referred to in 21 C.F.R. §312.21(a), as amended (and any equivalent Clinical Trial in any jurisdiction outside the United States).
1.193“Phase II Trial” means a human clinical trial of a product, the principal purpose of which is to explore dose ranges, efficacy, pharmacodynamics, biomarkers, or biological activity in one (1) or more specified doses in the target patient population, or a similar clinical study recommended by the Regulatory Authorities, from time to time, pursuant to Applicable Law or otherwise, including the trials referred to in 21 C.F.R. §312.21(b), as amended (and any equivalent Clinical Trial in any jurisdiction outside the United States).
1.194[***]
1.195“Phase III Trial” means [***].
1.196“PHSA” means the U.S. Public Health Service Act, as may be amended or supplemented from time to time.
1.197“Platform In-License Agreement” means any agreement between a Party and a Third Party existing as of the Effective Date or entered into during the Term pursuant to which such Party obtains rights to any Intellectual Property that is [***]. Those Platform In-License Agreements existing as of the Effective Date are listed in Schedule 1.197 (Platform In-License Agreements).
1.198[***]
1.199“PMDA” means Japan’s Pharmaceuticals and Medical Devices Agency and any successor agency(ies) or authority having substantially the same function.
1.200“Post-Grant Proceedings” means proceedings conducted with respect to a Patent Right before a patent office or other administrative agency that is not a court of law and that has jurisdiction to grant and review such Patent Right following the grant or issuance of such Patent Right and pursuant to which the validity, enforceability, or scope of such Patent Right is challenged by a Third Party, including a post-grant opposition proceeding, ex parte re-examination (but only if such re-examination is requested by a Third Party), inter partes review, and other post-grant review proceedings. An appeal, including to a court of law, from such Post-Grant Proceeding, shall be understood to be encompassed by the term Post-Grant Proceedings.
1.201“Product” means a ROFN Product or Option Product, as applicable.
1.202“Product In-License Agreement” means any agreement between a Party and a Third Party pursuant to which such Party has obtained rights to any Intellectual Property that is [***], but excluding in all cases any Platform In-License Agreement. Those Product In-License Agreements existing as of the Effective Date are listed in Schedule 1.202 (Product In-License Agreements).
1.203“Product Labeling” or “Product Label” means, with respect to an Option Product in a country or other jurisdiction in the Territory: (a) the full prescribing information for such Option Product for such country or other jurisdiction, including any required patient information, approved by the applicable Regulatory Authority; and (b) all labels and other written, printed or graphic matter upon a container, wrapper or any package insert utilized with or for such Option Product in such country or other jurisdiction, including material labeling supplements.
1.204“Product Trademarks” means the product specific trademark(s) to be used by Biogen or its Affiliates or its or their respective Sublicensees for the Development, performance of Medical Affairs activities with respect to, or Commercialization of Option Products in the Territory and any registrations thereof or any pending applications relating thereto in the Territory (excluding, in any event, any trademarks, service marks, names, or logos that include any corporate name or logo of the Parties or their Affiliates).
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.205[***]
1.206“Program Know-How” means any [***].
1.207“Program Patent Rights” means any [***].
1.208[***]
1.209“Prosecution and Maintenance” (including variations such as “Prosecute and Maintain”) means, with respect to a Patent Right or Patent Rights, the preparing, filing, prosecuting and maintenance, and strategy for each of the foregoing, of such Patent Right or Patent Rights, including paying to the applicable patent office or other governmental agency all maintenance or governmental fees to maintain such Patent Right or Patent Rights in force, and requests for patent term extensions, supplementary protection certificates, and the like with respect to such Patent Right or Patent Rights, together with the conduct of interferences, Post-Grant Proceedings and other similar proceedings with respect to such Patent Right or Patent Rights, but excluding any Post-Grant Proceedings or counter-claims or defenses arising in connection with prosecution of any Infringement Action.
1.210“Provisional Agreement” has the meaning set forth in the Recitals.
1.211“Provisional Agreement Effective Date” means the Effective Date (as such term is defined in the Provisional Agreement).
1.212“Provisional Agreement Execution Date” means the Execution Date (as such term is defined in the Provisional Agreement).
1.213“Quality Agreement” has the meaning set forth in Section 8.2.2 (Supply Agreement).
1.214“Receiving Party” has the meaning set forth in Section 11.2 (Non-Disclosure and Non-Use Obligation).
1.215“Region” means each of the following: [***].
1.216“Regulatory Approval” means, with respect to a particular country or other regulatory jurisdiction, all approvals, licenses, registrations, or authorizations of any Regulatory Authority necessary to market and sell a pharmaceutical product or biologic in such country or regulatory jurisdiction, excluding, in each case, Reimbursement Approvals in such country.
1.217“Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local Governmental Authority or Regulatory Authority, agency, department, bureau, commission, council, or other entities (e.g., the FDA, EMA, and PMDA) regulating or otherwise exercising authority with respect to the Development, Manufacture, or Commercialization of a pharmaceutical or biologic product in a particular country or other regulatory jurisdiction.
1.218“Regulatory Exclusivity” means any exclusive marketing rights or exclusivity rights or protection conferred by any Regulatory Authority with respect to a pharmaceutical or biologic product in a particular country or other regulatory jurisdiction, including any regulatory protection exclusivity such as orphan drug designation or pediatric exclusivity, but in all cases excluding Patent Rights and Patent Term Extensions.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.219“Regulatory Submissions” means all (a) applications (including all INDs and Drug Approval Applications and other Co-Commercialization Territory Regulatory Filings), registrations, licenses, authorizations and approvals (including Regulatory Approvals, Reimbursement Approvals and Product Labeling) and designations (including designations of a product as an “orphan” drug or its equivalent outside of the United States), (b) correspondence, materials and reports submitted to or received from Regulatory Authorities (including meeting requests, pre-meeting submissions and minutes and official contact reports relating to any communications with any Regulatory Authority and reports issued by a Regulatory Authority in connection with any audit conducted by such Regulatory Authority) and all supporting documents with respect thereto, including all investigator brochures, regulatory drug lists, advertising and promotion documents, drug safety and signaling update reports, adverse event files, complaint files (including product technical complaints communications and handling) and other material regulatory submissions and (c) Clinical Data and data contained or relied upon in any of the foregoing, including core data sheets, in each case (i.e., clauses (a), (b) and (c) above), to the extent pertaining to an Option Protein or Option Product.
1.220“Reimbursement Approval” means, in a country in which Regulatory Authorities authorize reimbursement for, or approve or determine pricing for, pharmaceutical or biologic products to be marketed and sold or reimbursed in such country, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be).
1.221[***]
1.222“Reservation Period” has the meaning set forth in Section 2.1.2 (Reserved Targets).
1.223“Reserved Target” means each of [***] and [***].
1.224[***]
1.225[***]
1.226[***]
1.227[***]
1.228“ROFN” has the meaning set forth in Section 3.1.1(a) (ROFN Interest Notice Period).
1.229[***]
1.230“ROFN Definitive Agreement” has the meaning set forth in Section 3.1.1(a) (ROFN Interest Notice Period).
1.231“ROFN Definitive Agreement Period” has the meaning set forth in Section 3.1.1(c) (ROFN Definitive Agreement Period).
1.232[***]
1.233“ROFN Interest Notice” has the meaning set forth in Section 3.1.1(a) (ROFN Interest Notice Period).
1.234“ROFN Interest Notice Period” has the meaning set forth in Section 3.1.1(a) (ROFN Interest Notice Period).
1.235“ROFN IP” means ROFN Know-How and ROFN Patent Rights.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.236“ROFN Know-How” means, with respect to a ROFN Program, any and all Know-How that is: (a) Controlled by Denali or its Affiliates as of the Provisional Agreement Effective Date, during the Term, or during the term of the Provisional Agreement; and (b) [***] for the Development, Manufacture, or use of the ROFN Proteins and ROFN Products that are the subject of such ROFN Program or the performance of Medical Affairs activities with respect to or Commercialization of ROFN Products that are the subject of such ROFN Program [***]; but in each case, (a) and (b), excluding the TV Platform Know-How with respect to such ROFN Program.
1.237“ROFN Patent Rights” means, with respect to a ROFN Program, all Patent Rights that are: (a) Controlled by Denali or its Affiliates as of the Provisional Agreement Effective Date, during the Term, or during the term of the Provisional Agreement; and (b) [***] for the Development, Manufacture, or use of the ROFN Proteins and ROFN Products that are the subject of such ROFN Program or the performance of Medical Affairs activities with respect to or Commercialization of ROFN Products that are the subject of such ROFN Program [***]; but in each case, (a) and (b), excluding the TV Platform Patent Rights with respect to such ROFN Program.
1.238“ROFN Product” means any product containing a ROFN Protein, alone or in combination with one or more other active ingredients, and in any formulation, dosage strength, or method of delivery.
1.239“ROFN Program” means, with respect to a ROFN Target, all ROFN Proteins Directed to such ROFN Target that are Controlled by or on behalf of Denali or its Affiliates prior to the Effective Date or during the ROFN Term and pharmaceutical products containing such ROFN Proteins.
1.240“ROFN Protein” means any protein-based molecule that (a) [***] and (b) is Directed to a Target (other than an Excluded Target) for which the primary indication is an indication within AD, ALS, MS, or PD, and for clarity, is not a lysosomal storage disease or within oncology indications (such Target, the “ROFN Target”), but excluding all Option Proteins and any molecule incorporating any viral vector (including adeno-associated virus), any oligonucleotide, or any small molecule.
1.241“ROFN Target” has the meaning set forth in Section 1.240 (ROFN Protein).
1.242“ROFN Term” means the period beginning on the Provisional Agreement Effective Date and expiring on the earliest of (a) the seventh (7th) anniversary of the Provisional Agreement Effective Date, (b) the date on which Biogen has provided ROFN Interest Notices to Denali in respect of two (2) ROFN Programs in accordance with Article 3 (ROFN), and (c) the termination of this Agreement with respect to the ROFN Programs.
1.243“ROFN Term Sheet Period” has the meaning set forth in Section 3.1.1(b) (ROFN Term Sheet Period).
1.244“ROFN Update Report” means a written update prepared by or on behalf of Denali that includes the information set forth on Schedule 1.244 (ROFN Update Report), subject to any amendments to the [***] to be included in such report that the Parties may agree to from time to time.
1.245[***]
1.246[***]
1.247[***]
1.248[***]
1.249[***]
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.250“Royalty Term” has the meaning set forth in Section 9.4.2 (Royalty Term).
1.251[***]
1.252“Sales Milestone Event” has the meaning set forth in Section 9.3.3 (Sales Milestones).
1.253“Sales Milestone Payment” has the meaning set forth in Section 9.3.3 (Sales Milestones).
1.254“Selling Party” has the meaning set forth in Section 1.156 (Net Sales).
1.255“Specifications” has the meaning set forth in Section 8.2.1 (Supply Requirements).
1.256“Standstill Agreement” shall have the meaning set forth in the Provisional Agreement.
1.257“Stock Purchase Agreement” means the Stock Purchase Agreement, dated as of the Provisional Agreement Execution Date, by and between BIMA and Denali.
1.258“Subcontractor” means a Third Party contractor (including contract research organizations or CMO) engaged by a Party or its Affiliates on a fee-for-service basis or other payment arrangement to perform certain services or activities on behalf of and for the benefit of such Party or its Affiliates or exercise certain rights on behalf of such Party or its Affiliates, in each case, under this Agreement.
1.259“Sublicensees” means any Third Party to whom Biogen or any of its Affiliates grants (directly or indirectly) a sublicense of its rights hereunder to Develop, perform Medical Affairs activities with respect to, or Commercialize any Option Protein or Option Product, other than any Subcontractor that is granted any such sublicense or other rights solely for the purpose of performing specific limited services or activities solely on behalf of and for the benefit of a Party or its Affiliate.
1.260“Supply Agreement” has the meaning set forth in Section 8.2.2 (Supply Agreement).
1.261“Target” means any biological target(s) (a) to which a protein binds in order to elicit a therapeutic or other pharmacodynamic response (any such biological target, a “Binding Target”) or (b) that is a protein molecule, such as non-antibody protein molecule, the level of which may be modulated, including by supplementation or replacement, to elicit a therapeutic or other pharmacodynamic response (any such biological target, a “Function Target”).
1.262[***]
1.263[***]
1.264“Tax” means all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or other reference and statutory, governmental, state, provincial, local or foreign governmental or municipal impositions, duties (including but not limited to stamp duties), contributions, rates, and levies (including social security contributions and any other payroll taxes), whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any Person (including taxes imposed on another Person for which a Person is liable by reason of being a member of a consolidated, combined, unitary or similar tax group, as a transferee or successor, by contract or otherwise) and all penalties, charges, costs and interest relating thereto.
1.265“Term” has the meaning set forth in Section 14.1 (Term).
1.266“Terminated Product” has the meaning set forth in Section 14.6.1(a) (Terminating Rights and Obligations).
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.267“Terminated Program” has the meaning set forth in Section 14.6.1(a) (Terminating Rights and Obligations).
1.268“Terminated Protein” has the meaning set forth in Section 14.6.1(a) (Terminating Rights and Obligations).
1.269“Terminated Region” has the meaning set forth in Section 14.6.1(a) (Terminating Rights and Obligations).
1.270“Territory” means worldwide.
1.271“Third Party” means any Person other than Biogen, Denali and their respective Affiliates.
1.272“Third Party Acquiror” has the meaning set forth in Section 1.47 (Change of Control).
1.273“Third Party Claim” has the meaning set forth in Section 13.1 (Indemnification by Denali).
1.274“Third Party Distributor” means, with respect to a country, any Third Party that purchases its requirements for Products in such country from Biogen or its Affiliates or Sublicensees and is appointed as a distributor to distribute and resell such Product in such country, even if such Third Party is granted ancillary rights to Develop, package, or obtain Regulatory Approval of such Product in order to distribute or sell such Product in such country.
1.275[***]
1.276“TV Moiety” means [***].
1.277“TV Platform” means the proprietary platform technology Controlled by Denali or its Affiliates that [***].
1.278“TV Platform IP” means, with respect to an Option Program or a ROFN Program, the TV Platform Know-How and the TV Platform Patent Rights, in each case, related to such Option Program or such ROFN Program, as the case may be.
1.279“TV Platform Know-How” means [***].
1.280“TV Platform Patent Rights” means [***].
1.281“TV Target Notice” has the meaning set forth in Section 2.1.1 (Option TV Target Notice).
1.282“United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).
1.283“Valid Claim” means [***].
1.284“VAT” means (a) in relation to any jurisdiction within the European Union, the tax imposed by the EC Council Directive on the common system of value added tax (2006/112/EC) and any successor or equivalent legislation and any national legislation implementing that directive together with legislation supplemental thereto and the equivalent tax (if any) in that jurisdiction; and (b) in any other jurisdiction, any other value added, goods and services, consumption, or similar tax chargeable on the supply or deemed supply of goods or services under applicable legislation or regulation.
1.285[***]
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ARTICLE 2OPTION
2.1Selection of Option TV Target.
2.1.1Option TV Target Notice. During the period commencing on the Provisional Agreement Execution Date and ending [***] thereafter (the “Option TV Target Selection Period”), Biogen shall have a one-time right (but not the obligation) to select one (1) Reserved Target as the Option TV Target by sending written notice to Denali, which notice will identify such proposed target (such notice, a “TV Target Notice”). The Reserved Target selected by Biogen will become the Option TV Target upon Denali’s receipt of such TV Target Notice.
2.1.2Reserved Targets. During the period commencing on the Provisional Agreement Execution Date and ending upon the earlier of (a) the end of the Option TV Target Selection Period, (b) the date on which the Reserved Target selected by Biogen becomes the Option TV Target in accordance with Section 2.1.1 (Option TV Target Notice), and (c) the termination of this Agreement, either in its entirety or with respect to the Option TV Program (such period, the “Reservation Period”), Denali [***].
2.2Grant of Option. Denali hereby grants to Biogen during the applicable Option Exercise Period (a) an exclusive option to obtain the licenses set forth in Section 4.1 (Licenses to Biogen) with respect to the ATV:Abeta Program, and (b) an exclusive option to obtain the licenses set forth in Section 4.1 (Licenses to Biogen) with respect to the Option TV Program (each such exclusive option described in the foregoing clauses (a) and (b), an “Option”).
2.3Option Exercise. Biogen may exercise the Option for each Option Program by providing to Denali written notice (“Option Exercise Notice”) prior to the expiration of the Option Exercise Period for such Option Program. Upon Biogen’s delivery to Denali of an Option Exercise Notice for a given Option Program, Biogen will be granted the licenses set forth in Section 4.1 (Licenses to Biogen) for such Option Program.
2.4Option Data Package.
2.4.1Option Data Package. On an Option Program-by-Option Program basis with respect to a given Option Program, Denali will deliver to Biogen the following items as soon as reasonably practicable after Denali’s completion of the activities required to generate and review the information to be provided in the Option Data Package for such Option Program if such activities are completed prior to the expiration of the Option Term, but in any event no later than [***] prior to the anticipated date for Initiation of the first IND-Enabling Studies for a given Option Program:
(a)the Option Data Package for such Option Program;
(b)[***]; and
(c)if such Option Data Package is for the Option TV Program, then at Denali’s election in accordance with Section 2.4.2(a) (Co-Co Opt In Notice), a Co-Co Opt In Notice.
On an Option-Program-by-Option Program basis, if Denali reasonably believes [***], then no later than [***] prior to [***] anniversary of the Provisional Agreement Effective Date, instead of providing a full Option Data Package for such Option Program, Denali will deliver to Biogen a data package that includes [***] (the “Partial Option Data Package”), [***].
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.4.2Co-Co Opt In [***].
(a)Co-Co Opt In Notice. Along with Denali’s delivery of an Option Data Package or Partial Option Data Package, as the case may be, if such Option Data Package or Partial Option Data Package is with respect to the Option TV Program, then Denali may also elect to provide Biogen a notice that Denali wishes to receive Co-Co Rights with respect to the Option Products under the Option TV Program (a “Co-Co Opt In Notice”). If Denali provides a Co-Co Opt In Notice with respect to the Option TV Program, and Biogen provides an Option Exercise Notice for the Option TV Program in accordance with Section 2.3 (Option Exercise), then notwithstanding any provision to the contrary set forth in this Agreement, the Parties shall negotiate in good faith one or more amendments to this Agreement modifying the terms set forth in this Agreement with respect to the Option TV Program to contemplate each Party granting the other Party Co-Co Rights with respect to such Option Products, (a “Co-Co Amendment”). If the Parties are unable to enter into a Co-Co Amendment within [***] following Biogen’s delivery of an Option Exercise Notice for the Option TV Program to Denali, then unless the Parties otherwise agree [***], Biogen and Denali will not grant each other Co-Co Rights with respect to such Option Products, and the Parties will not so amend or modify this Agreement to contemplate the foregoing.
(b)[***]
(i)[***]

(ii)[***]

(iii)[***]

(iv)[***]

2.4.3Incomplete Option Data Package. Following receipt of an Option Data Package for an Option Program, Biogen will have the one-time right (subject to the remainder of this Section 2.4.3 (Incomplete Option Data Package)) to promptly (but in any event, within [***] of its receipt of such Option Data Package) notify Denali if such Option Data Package is missing information corresponding to any of the [***] required to be provided in such Option Data Package. Denali shall provide Biogen with [***]. If, following any such request from Biogen, Denali does provide [***], then the Option Exercise Period with respect to such Option Program will be extended to end [***]. If Denali does not provide [***] within such [***] period and does not otherwise confirm in writing to Biogen that [***], then Biogen will have the right to request [***] from Denali again in accordance with this Section 2.4.3 (Incomplete Option Data Package) and the terms of this Section 2.4.3 (Incomplete Option Data Package) shall again apply. For clarity, Denali will not be obligated to perform or reperform any Development activities or any other analysis or investigation with respect to any Option Program to provide to Biogen any missing information pursuant to this Section 2.4.3 (Incomplete Option Data Package).
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.5Due Diligence. During the Option Exercise Period for a given Option Program, to assist Biogen in conducting thorough due diligence to decide whether to exercise the Option for such Option Program, once every Calendar Quarter, Denali will present to Biogen an Option Update Report for such Option Program (provided that every other such presentation shall be made at a meeting of the JSC), and Denali will afford to Biogen and its representatives an opportunity to discuss such activities with Denali personnel during such presentation. In addition, during the Option Exercise Period following delivery to Biogen of the Option Data Package or Partial Option Data Package for an Option Program, as the case may be, upon Biogen’s request, subject to customary and reasonable due diligence procedures to preserve the confidential nature of any such information, Denali will, upon Biogen’s request, (a) afford to Biogen and its representatives reasonable access during normal business hours to Denali’s and its Affiliates’ personnel, records and data, offices, and laboratories, in each case, as Biogen may reasonably request related to such Option Program to conduct customary and reasonable due diligence of such Option Program and (b) promptly provide to Biogen through an electronic data room copies of (i) any documents reasonably requested by Biogen, (ii) any patent or regulatory information, and (iii) any results of preclinical activities relating to such Option Program, in each case ((i) – (iii)), then available to Denali or its Affiliates, to the extent that such information has not been previously provided by or on behalf of Denali to Biogen and pertains to such Option Program.
2.6Denali Restrictions; Acquisitions of Alternative Option Products during the Option Term. During the Option Term for a given Option Program:
2.6.1other than with the prior written consent of Biogen, Denali will not grant to any Third Party any right to Develop, Manufacture, perform Medical Affairs with respect to, or Commercialize any such Option Proteins or Option Products in a manner that would conflict with the Option granted to Biogen hereunder with respect to such Option Program or the rights granted to Biogen if Biogen were to exercise such Option; and
2.6.2if Denali or any of its Affiliates [***] with respect to such Option Program, then Denali shall promptly so notify Biogen. Following such notice, the Parties will [***] under such Option Program, and if Biogen [***]. If Biogen [***]. If Denali [***].
2.7Subcontractors. Notwithstanding Section 2.1.2 (Reserved Targets) and Section 2.6 (Denali Restrictions; Acquisitions of Alternative Option Products during the Option Term), nothing in those Sections shall restrict Denali’s ability to grant non-exclusive licenses under the Option IP to Subcontractors to Develop or Manufacture Option Proteins or Option Products, provided that each such non-exclusive license will be granted pursuant to a written agreement that provides Denali with [***]. Denali shall remain liable under this Agreement for the performance of all its obligations under this Agreement and shall be responsible for and liable for compliance by all such Subcontractors with the applicable provisions of this Agreement.
2.8Termination of Option. If Biogen does not provide an Option Exercise Notice in respect of a given Option Program prior to the expiration of the Option Exercise Period for such Option Program, then all of Biogen’s rights with respect to such Option Program shall terminate and Denali shall have no further obligations to Biogen with respect to such Option Program and this Agreement will terminate with respect to such Option Program.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ARTICLE 3ROFN
3.1ROFN Program; Procedures.
3.1.1Grant of ROFN.
(a)ROFN Interest Notice Period. During the ROFN Term, if with respect to a given ROFN Program, Denali or its Affiliates intends to enter into material negotiations with any Third Party to grant to such Third Party the right (or any option or other contingent rights) to Commercialize ROFN Products that are the subject of such ROFN Program, whether by license, sale of assets, or otherwise, then Denali will provide to Biogen [***] ([***]. Subject to the time periods described in Section 3.1.2 (Failure to Enter into ROFN Definitive Agreement) below, Biogen will have an exclusive right of first negotiation (“ROFN”) to negotiate the terms and conditions of a definitive agreement pursuant to which Denali would grant exclusive or co-exclusive (with Denali) rights to Biogen to Develop, Commercialize, or otherwise Exploit ROFN Products that are the subject of the applicable ROFN Program (“ROFN Definitive Agreement”). Biogen may exercise the ROFN with respect to the applicable ROFN Program by notifying Denali in writing (a “ROFN Interest Notice”) no later than [***] following its receipt of [***] for a given ROFN Program (such [***] period, the “ROFN Interest Notice Period”), provided that, for clarity, Biogen may not provide ROFN Interest Notices to Denali for more than two (2) ROFN Programs.
(b)ROFN Term Sheet Period. If Biogen so provides a ROFN Interest Notice to Denali with respect to the applicable ROFN Program during the applicable ROFN Interest Notice Period, then from the period commencing upon Biogen’s delivery to Denali of such ROFN Interest Notice and ending [***] thereafter (the “ROFN Term Sheet Period”), the Parties will exclusively negotiate in good faith with one another the terms of a non-binding term sheet in respect of a ROFN Definitive Agreement for such ROFN Program.
(c)ROFN Definitive Agreement Period. If the Parties agree on the terms of a non-binding term sheet for a ROFN Definitive Agreement in respect of a given ROFN Program during the applicable ROFN Term Sheet Period in accordance with Section 3.1.1(b) (ROFN Term Sheet Period), then for the [***] period following the expiration of such ROFN Term Sheet Period (the “ROFN Definitive Agreement Period”), the Parties will exclusively negotiate in good faith with one another the terms of a definitive ROFN Definitive Agreement for such ROFN Program.
(d)Denali Restrictions. Until the expiration of (i) the ROFN Interest Notice Period (if Biogen does not issue a ROFN Interest Notice within the applicable ROFN Interest Notice Period), (ii) the ROFN Term Sheet Period (if Biogen issues a ROFN Interest Notice within the applicable ROFN Interest Notice Period), and (iii) the ROFN Definitive Agreement Period (if the Parties agree on the terms of a non-binding term sheet for a ROFN Definitive Agreement within the applicable ROFN Term Sheet Period), in each case ((i) – (iii)), for a given ROFN Program, Denali and its Affiliates will not enter into negotiations or any agreement with any Third Party, in each case, relating to any license, sale, or other transfer of rights to Commercialize ROFN Products that are the subject of such ROFN Program.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

3.1.2Failure to Enter into ROFN Definitive Agreement. If, with respect to a ROFN Program, (a) Biogen does not provide a ROFN Interest Notice for such ROFN Program to Denali within the applicable ROFN Interest Notice Period, (b) the Parties do not agree on the terms of a non-binding term sheet in respect of a ROFN Definitive Agreement for such ROFN Program within the applicable ROFN Term Sheet Period, or (c) the Parties have agreed on such terms of a non-binding term sheet for such ROFN Program within the applicable ROFN Term Sheet Period, but have not executed a ROFN Definitive Agreement in respect of such ROFN Program within the applicable ROFN Definitive Agreement Period, then, in each case ((a), (b), or (c)), Denali and its Affiliates shall be free to grant to any Third Party any rights to such ROFN Program without further obligations to Biogen, and on any terms that Denali and such Third Party considers appropriate [***].
3.1.3Consequences of Delivering a ROFN Interest Notice. Upon Biogen providing a ROFN Interest Notice for two (2) ROFN Programs, (a) the ROFN shall apply solely with respect to those two (2) ROFN Programs, subject to the procedures set forth in this Section 3.1 (ROFN Program; Procedures) and only for so long as Biogen’s rights persist under this Section 3.1 (ROFN Program; Procedures) with respect to each such ROFN Program for which Biogen provided a ROFN Interest Notice, (b) the ROFN shall not apply with respect to any other ROFN Program and Denali shall have no further obligations to provide [***] with respect to any other ROFN Program, nor otherwise to comply with the procedures set forth in this Section 3.1 (ROFN Program; Procedures) with respect to any other ROFN Program, and (c) Denali and its Affiliates shall be free to grant to any Third Party any rights to any such other ROFN Programs, without any obligations to Biogen.
3.2Additional ROFN Details.
3.2.1Due Diligence. During the ROFN Interest Notice Period, the ROFN Term Sheet Period and the ROFN Definitive Agreement Period, in each case, to the extent applicable with respect to a given ROFN Program with respect to which Denali has issued a ROFN Interest Notice and for which Biogen’s rights hereunder have not terminated, and subject to customary and reasonable due diligence procedures to preserve the confidential nature of any such information, Denali will, upon Biogen’s request, (i) afford to Biogen and its representatives reasonable access during normal business hours to Denali’s and its Affiliates’ personnel, records and data, offices, and laboratories, in each case, as Biogen may reasonably request related to such ROFN Program to conduct customary and reasonable due diligence and (ii) promptly provide through an electronic data room copies of (A) any documents reasonably requested by Biogen, (B) any patent or regulatory information, and (C) any results of preclinical activities relating to such ROFN Program, in each case ((A) – (C)), then available to Denali or its Affiliates, to the extent that such information pertains to such ROFN Program and has not been previously provided by or on behalf of Denali to Biogen.
3.2.2[***] Updates. Without limiting Section 3.1.1 (Grant of ROFN) above, once every [***] during the ROFN Term, Denali shall provide a ROFN Update Report for all ROFN Programs that are subject to the ROFN at such time.
3.2.3Indications. [***]
3.2.4[***]
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

3.2.5ROFN Requirements. It is understood and agreed that certain product(s) included in a ROFN Program may or may not be discovered or reduced to practice to any particular degree or at all at the time of delivery of [***] and that further modification or variations of products in any ROFN Program may be developed after the date of [***]. Accordingly, following delivery of [***], then, subject to the second to last sentence of Section 3.1.2 (Failure to Enter into ROFN Definitive Agreement), the requirements of the ROFN shall be deemed satisfied with respect to any and all products that are the subject of such ROFN Program or otherwise directed to the applicable Target (and mutants or variants thereof), whether developed or reduced to practice before or after the date of [***]. Further, the Parties acknowledge and agree that Denali will provide to Biogen [***] prior to the commencement of material negotiations with Third Parties with respect to such ROFN Program, in accordance with Section 3.1.1(a) (ROFN Interest Notice Period). Accordingly, if Denali subsequently enters into negotiations with a Third Party to grant such Third Party rights to Commercialize [***], then Denali and its Affiliates shall be deemed to have satisfied its obligations to Biogen under Section 3.1.1(a) (ROFN Interest Notice Period) with respect to the applicable ROFN Program, regardless of the scope of the rights actually negotiated with, or granted to, a Third Party. In addition, Denali need only provide one [***] with respect to such ROFN Program before engaging in such material negotiations with the first Third Party for a particular ROFN Program, even if Denali subsequently engages in discussions with more than one Third Party [***].
3.2.6Contingent Rights. Additionally, if Denali or its Affiliates enters into a transaction with a Third Party as permitted under the ROFN provisions above (following the expiration of the applicable time periods set forth Section 3.1.2 (Failure to Enter into ROFN Definitive Agreement)) that includes the grant by Denali or its Affiliates of an option or other contingent right to acquire the right to Commercialize products that are the subject of a ROFN Program (each such option or right being referred to as a “Contingent Right”), then the Third Party’s subsequent exercise of such Contingent Right shall not be subject to the ROFN. Denali and its Affiliates are not obligated to provide to Biogen any particular information with respect to a ROFN Program other than as expressly stated in this Section 3.2 (Additional ROFN Details).
3.3Disclaimers Regarding ROFN and Option Terms.
3.3.1The only obligations of Biogen and Denali and their respective Affiliates with respect to the ROFN Programs and Options are as expressly set forth in this Agreement and there are no other implied obligations relating to the matters contemplated therein. [***].
3.3.2It is further acknowledged and agreed that neither the ROFN(s) or Option(s) shall apply to, nor otherwise restrict, a transaction involving a Change of Control of Denali, provided that, [***]. Further in no event shall the terms of the ROFN apply to any program of any Third Party Acquiror of Denali (or any of such Third Party Acquiror’s Affiliates) [***].

ARTICLE 4    LICENSE GRANTS; EXCLUSIVITY
4.1Licenses to Biogen.
4.1.1Option IP and TV Platform IP. On an Option Program-by-Option Program basis, subject to the terms and conditions of this Agreement (including Section 4.1.6 (Certain Restrictions)) and effective automatically upon Biogen’s exercise of the Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise), Denali hereby grants and will to grant to Biogen and its Affiliates, with respect to such Option Program:
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(a)an exclusive, worldwide, royalty-bearing license, with the right to sublicense through multiple tiers (subject to the provisions of Section 4.1.4 (Sublicensing by Biogen)), under the Option IP with respect to such Option Program (including Denali’s interest in the Joint Program IP) to Develop, Manufacture, and use the Option Proteins and Option Products that are the subject of such Option Program and perform Medical Affairs activities with respect to, and Commercialize Option Products that are the subject of such Option Program in the Field in the Territory; and
(b)a non-exclusive, worldwide, royalty-bearing license, with the right to sublicense through multiple tiers (subject to the provisions of Section 4.1.4 (Sublicensing by Biogen)), under the TV Platform IP with respect to such Option Program to Develop, Manufacture, and use the Option Proteins and Option Products that are the subject of such Option Program and perform Medical Affairs activities with respect to, and Commercialize Option Products that are the subject of such Option Program in the Field in the Territory.
4.1.2Option Development Activities. On an Option Program-by-Option Program basis, subject to the terms and conditions of this Agreement (including Section 4.1.6 (Certain Restrictions)) during the Option Term for a given Option Program, Denali hereby grants and will grant to Biogen and its Affiliates, with respect to such Option Program, a non-exclusive, worldwide, royalty-free license, with the right to sublicense solely as permitted under Section 4.1.4(b) (Option Development Activities), [***].
4.1.3[***]
4.1.4Sublicensing by Biogen.
(a)Option IP and TV Platform IP. On an Option Program-by-Option Program basis, following Biogen’s exercise of the Option with respect a given Option Program and subject to Section 4.1.4(d) (Sublicense Requirements), [***], provided that [***].
(b)Option Development Activities. On an Option Program-by-Option Program basis, during the Option Term with respect a given Option Program and subject to Section 4.1.4(d) (Sublicense Requirements), [***], provided that [***].
(c)[***]
(d)Sublicense Requirements. Any sublicense granted or authorized under this Section 4.1.4 (Sublicensing by Biogen) will be [***]. For the avoidance of doubt, any sublicenses granted by a Sublicensee of Biogen or its Affiliates shall include [***]. Without limiting the foregoing, Biogen shall remain liable under this Agreement for the performance of all its obligations under this Agreement and shall be responsible for and liable for compliance by its Sublicensees ([***]) with the applicable provisions of this Agreement.
4.1.5Subcontracting. Biogen, its Affiliates, and its Sublicensees may subcontract the performance of any of its activities with respect to an Option Program undertaken in accordance with this Agreement to one or more Subcontractors pursuant to an agreement that shall be consistent with the terms of this Agreement [***]. Notwithstanding the foregoing, Biogen shall remain liable under this Agreement for the performance of all its obligations under this Agreement and shall be responsible for and liable for compliance by all such Subcontractors with the applicable provisions of this Agreement.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

4.1.6Certain Restrictions. Notwithstanding any other provision of this Agreement, the rights and licenses granted to Biogen and its Affiliates under the TV Platform IP or otherwise set forth in this Agreement shall not include, or be deemed to include, any rights to [***], and Biogen and its Affiliates agree not to practice [***] to conduct any such activities nor authorize any Third Party to conduct any such activities, except as otherwise expressly agreed in writing in advance by the Parties. In no event shall Biogen or its Affiliates use (or authorize the use of) any [***] except for the purposes of Developing and Manufacturing Option Proteins and Option Products and performing Medical Affairs activities with respect to and Commercializing Option Products, in each case, under and in accordance with this Agreement. For the avoidance of doubt, the exclusive rights granted by Denali to Biogen and its Affiliates under this Agreement will not prohibit Denali from Exploiting, and, subject to Section 4.4 (Exclusive Collaboration), Denali will retain all rights to Exploit for any purpose, [***].
4.1.7Sublicenses upon Termination. Upon termination of this Agreement for any reason in its entirety or with respect to an Option Program (in its entirety of for a Region), all rights granted by Biogen or its Affiliates to any Sublicensee that pertain solely to the applicable Terminated Region, Terminated Proteins and Terminated Products shall be assigned to Denali to the extent Biogen has the right to do so and Denali so requests, and in the event such assignment is not so requested by Denali or Biogen does not have the right to do so, then the rights of any such Sublicensee with respect to the applicable Terminated Region(s), Terminated Products and Terminated Proteins shall terminate upon the termination of Biogen’s rights with respect to the Terminated Region(s), Terminated Products and Terminated Proteins; [***]. Notwithstanding the foregoing, [***].
4.2Licenses to Denali
4.2.1Collaboration License. On an Option Program-by-Option Program basis, subject to the terms and conditions of this Agreement [***], Biogen will grant to Denali a royalty-free, non-exclusive, worldwide license, with the right to sublicense through multiple tiers (subject to the provisions of Section 4.2.3 (Sublicensing by Denali)), under the Biogen IP relevant to such Option Program solely for the purpose of performing Denali’s other obligations under this Agreement with respect to such Option Program.
4.2.2Biogen Program Patent Rights. On an Option Program-by-Option Program basis, subject to the terms and conditions of this Agreement [***], Biogen will grant to Denali a non-exclusive, worldwide, perpetual, irrevocable, fully-paid, royalty-free license, with the right to sublicense through multiple tiers (subject to the provisions of Section 4.2.3 (Sublicensing by Denali)), under any Biogen Program Patent Rights that [***], to Exploit [***].
4.2.3Sublicensing by Denali.
(a)Biogen IP. Denali shall have the right to grant a sublicense under Section 4.2.1 (Collaboration License) to Denali’s Affiliates and any of Denali’s or its Affiliates’ Subcontractors in accordance with Section 2.7 (Subcontractors). [***] Without limiting the foregoing, Denali shall remain liable under this Agreement for the performance of all its obligations under this Agreement and shall be responsible for and liable for compliance by sublicensees with the applicable provisions of this Agreement.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b)Biogen Program Patent Rights. Denali and its Affiliates may grant sublicenses through multiple tiers under Section 4.2.2 (Biogen Program Patent Rights) to any Affiliate of Denali or Third Party, provided that [***]. [***] Without limiting the foregoing, Denali shall remain liable under this Agreement for the performance of all its obligations under this Agreement and shall be responsible for and liable for compliance by sublicensees with the applicable provisions of this Agreement.
4.3Third Party Intellectual Property.
4.3.1Existing Third Party Agreements. It is understood that the terms of those Existing Third Party Agreements set out on Schedule 4.3.1 (Existing Third Party Agreement Provisions) attached hereto require particular provisions to be incorporated into any sublicense granted under the [***] Controlled by Denali pursuant to such agreements. [***] Biogen agrees to comply with the provisions set out on Schedule 4.3.1 (Existing Third Party Agreement Provisions) to the extent applicable to Biogen in its capacity as a sublicensee under each such Existing Third Party Agreement and to the extent applicable to the Development, Commercialization, Manufacturing and other Exploitation activities conducted by or on behalf of Biogen with respect to such Option Program for so long as the applicable Existing Third Party Agreement is in full force and effect and thereafter with respect to [***], and, to the extent expressly specified on Schedule 4.3.1 (Existing Third Party Agreement Provisions) and required by any such Existing Third Party Agreement as of the Effective Date, the relevant Third Party licensor shall be deemed to be a third party beneficiary of this Agreement solely for the purposes of enforcing any of such Third Party licensor’s rights against Biogen in its capacity as a sublicensee under such Existing Third Party Agreement. Notwithstanding any provision in this Agreement to the contrary, [***].
4.3.2New Third Party Intellectual Property.
(a)In-License Agreements Prior to Option Exercise. During the Option Term with respect to a given Option Program, (i) Denali will have the sole right to obtain and maintain rights to use any and all Third Party Intellectual Property (whether through acquisition or license) that is [***] to Exploit any Option Protein or Option Product that is the subject of such Option Program and (ii) if either Party identifies any such Third Party Intellectual Property that would be [***] for Biogen to Exploit such Option Protein or Option Product (if Biogen were to exercise its Option with respect to such Option Program), then such Party will promptly notify the other Party of such Third Party Intellectual Property and the Parties shall discuss in good faith whether Denali will seek to obtain rights to such Third Party Intellectual Property by entering into an In-License Agreement. If Denali does enter into an In-License Agreement with respect to such Third Party Intellectual Property during such Option Term, then, except with respect to [***], Denali will [***]. Denali will [***].
(b)[***] In-License Agreements After Option Exercise. Following Biogen’s exercise of the Option for a given Option Program in accordance with Section 2.3 (Option Exercise) [***], (i) Denali will be responsible for [***] and (ii) if either Party identifies any such [***], then such Party will promptly notify the other Party of [***] and the Parties shall discuss in good faith such [***]. Following such notification, Denali will, [***]. Denali will [***].
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(c)[***] Third Party IP Dispute. If, pursuant to Section 4.3.2(b) ([***] In-License Agreements after Option Exercise), a Party disputes whether [***], then each Party may refer the matter to the Chief IP Counsel of Biogen and the Head of IP/Legal of Denali or their designees (the “IP Counsels”). The IP Counsels will meet promptly to discuss and resolve the matter within [***] after referral of such matter to such IP Counsels. If the IP Counsels cannot agree on a resolution to the matter within such [***] period, then either Party may refer such matter for resolution to an independent Third Party expert agreed upon by the Parties within [***] after the IP Counsels have failed to resolve such matter. Such independent Third Party expert will be an attorney who has practiced United States patent law for at least [***] (or who has such other similar credentials as agreed by the Parties), and unless otherwise agreed in writing by the Parties, must not be a current or former employee, contractor, agent, or consultant of either Party or its Affiliates. [***] Within [***] of the engagement of such expert by the disputing Party, such expert will deliver its written decision to the Parties with respect to whether [***], such decision will be binding on the Parties, and for clarity, if such expert does so determine that [***], then the terms of Section 4.3.2(b) ([***] In-License Agreements after Option Exercise) shall apply to [***].
4.4Exclusive Collaboration
4.4.1Exclusivity. Except in the performance of activities under this Agreement and subject to the remainder of this Section 4.4 (Exclusive Collaboration), on an Option Program-by-Option Program basis, following Biogen’s exercise of the Option with respect to a given Option Program, neither Party will (and will not permit its Affiliates to), [***] (any such product, excluding: (i) any product that includes a viral vector (including adeno-associated virus), any oligonucleotide, or any small molecule, in each case, directed to an Option Target; and (ii) all Option Proteins and Option Products, an “Alternative Option Product”), provided, however, that nothing in this Section 4.4.1 (Exclusivity) shall restrict or prevent either Party from conducting activities with respect to ([***]Development, Manufacture, Commercialization, or other Exploitation of any product that includes a viral vector (including adeno-associated virus), any oligonucleotide, or any small molecule [***]. For avoidance of doubt, nothing in this Section 4.4.1 (Exclusivity) shall restrict or prevent [***].
4.4.2Acquisitions of Alternative Option Products. If following Biogen’s exercise of its Option with respect to a given Option Program, either Party licenses, acquires, or otherwise obtains rights to Develop or Commercialize any Alternative Option Product (such Party, the “Acquiring Party”), then such Acquiring Party shall promptly so notify the non-Acquiring Party. Within [***] from the closing date of such transaction pursuant to which the Acquiring Party obtained rights to such Alternative Option Product, as applicable, the Acquiring Party will notify the non-Acquiring Party in writing of its election to either (a) [***] or (b) [***].
4.4.3Acquisitions by a Third Party that Controls Alternative Option Products. If a Party undergoes a Change of Control with a Third Party Acquiror that owns or Controls one or more Alternative Option Products and one or more products that are not Alternative Option Products, in each case, pursuant to programs that are in existence as of the effective date of such transaction (such Party, the “Acquired Party”), then such Acquired Party shall promptly so notify the non-Acquired Party. Such Third Party Acquiror may [***].
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

4.4.4Protective Provisions. Without limiting anything set forth in Section 4.4.2 (Acquisitions of Alternative Option Products) or Section 4.4.3 (Acquisitions by a Third Party that Controls Alternative Option Products) each Acquiring Party and Acquired Party will ensure that (i) [***], and (ii) [***]. Notwithstanding the foregoing clause (ii) and without limiting the obligations under clause (i), the foregoing [***] obligation under clause (ii) will not apply to [***].
4.5Retained Rights.
4.5.1Except as expressly provided herein, Denali grants no other right or license, including any rights or licenses to the [***] not otherwise expressly granted herein, whether by implication, estoppel or otherwise. Notwithstanding any provision to the contrary set forth in this Agreement, Denali shall retain the right to (a) Exploit the [***], including the right to grant and authorize licenses under such [***] to the extent [***] for the purposes of [***] and (b) Exploit the [***], including the right to grant and authorize licenses under such [***], for the following purposes: [***].
4.5.2Except as expressly provided herein, Biogen grants no other right or license, including any rights or licenses to the Biogen IP, or any other Intellectual Property or proprietary rights not otherwise expressly granted herein, whether by implication, estoppel or otherwise. [***]
ARTICLE 5OPTION DEVELOPMENT ACTIVITIES
5.1Development and Manufacturing Activities during the Option Term. During the Option Term for a given Option Program: (a) Denali will use Commercially Reasonable Efforts to [***]; and (b) other than with the prior written consent of Biogen, Denali will not Initiate IND-Enabling Studies for any Option Product that is the subject of any given Option Program until the expiration of the applicable Option Term without Biogen exercising the Option for such Option Program. In addition, during the Option Term for a given Option Program, Biogen shall be responsible for any pre-clinical research or other activities (such as assays) with respect to such Option Program that are (i) [***] (such activities, the “Biogen Option Development Activities,” and together with the Denali Option Development Activities, the “Option Development Activities”), and, subject to Section 5.5 (Materials), Denali will provide Biogen or its Affiliates with Materials Controlled by Denali that are necessary to perform such Biogen Option Development Activities. At either Party’s request (which may occur prior to exercise of the Option by Biogen with respect to the applicable Option Program) and subject to Section 8.2.3 (CMC Plan), the Parties shall discuss and agree upon a CMC Plan (including CMC Budget) directed to the Manufacture of research grade Option Product for use in IND-Enabling Studies and for the Manufacture of GMP grade Clinical Trial Materials, and the conduct of Denali Manufacturing Activities in connection therewith.
5.2Conduct of Option Development Activities.
5.2.1By Denali. Denali will conduct all Denali Option Development Activities and Denali Manufacturing Activities in good scientific manner, and in compliance with all Applicable Laws, including cGMP, GLP and GCP, as applicable. In addition, Denali will perform all Denali Option Development Activities and Denali Manufacturing Activities with reasonable care and skill in accordance with the terms and conditions of this Agreement. Denali will ensure that its personnel who perform Denali Option Development Activities or Denali Manufacturing Activities are suitably qualified and trained to be capable of carrying out such Denali Option Development Activities or Denali Manufacturing Activities (as applicable) in a professional workmanlike manner and will provide such personnel with all reasonably necessary materials and facilities therefor. Denali will be responsible for [***] .
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

5.2.2By Biogen. Biogen will conduct all Biogen Option Development Activities in good scientific manner, and in compliance with all Applicable Laws, including cGMP, GLP, and GCP, as applicable. In addition, Biogen will perform all Biogen Option Development Activities with reasonable care and skill in accordance with the terms and conditions of this Agreement. Biogen will ensure that its personnel who perform Biogen Option Development Activities are suitably qualified and trained to be capable of carrying out such Biogen Option Development Activities in a professional workmanlike manner and will provide such personnel with all reasonably necessary materials and facilities therefor. Biogen will be responsible for [***].
5.3Records. During the Option Term for a given Option Program and for [***] thereafter, each Party will maintain records of all of its respective Option Development Activities and all Denali Manufacturing Activities (in the case of Denali) in sufficient detail and in good scientific manner, appropriate for scientific, patent, and regulatory purposes, which records will be complete and properly reflect all work done and results achieved in the performance of all such Option Development Activities and Denali Manufacturing Activities (in the case of Denali).
5.4Copies and Inspection of Records. On an Option Program-by-Option Program basis (other than with respect to any Option Program for which Biogen does not provide an Option Exercise Notice prior to expiration of the Option Exercise Period corresponding to such Option Program), no more than [***], during normal business hours and upon reasonable notice not less than [***], and without limiting Section 2.5 (Due Diligence), (a) Biogen will have the right to inspect all records of Denali or its authorized Third Party designees created in the performance of Denali Option Development Activities and Denali Manufacturing Activities with respect to a given Option Program solely for the purpose of verifying Denali’s compliance with the terms and conditions of this Agreement, and (b) Biogen will also have the right to [***].
5.1Materials. To facilitate the conduct of the Option Programs or the performance of other activities under this Agreement related to any Option Program, during the Option Term, either Party may provide to the other Party, if and as agreed by the Parties, certain compositions of matter, biological materials, or chemical compounds Controlled by the supplying Party for use by the other Party (such materials or compounds and any progeny and derivatives thereof, collectively, “Materials”). Except as otherwise set forth in this Agreement, all such Materials shall remain the sole property of the supplying Party, shall be used only in the fulfillment of obligations or exercise of rights under this Agreement related to the relevant Option Program or expressly in accordance with any other written agreement by the Parties as to the use thereof, subject to any limitations specified in writing by the supplying Party in connection with such provision, shall not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying Party, and shall not be used in research or testing involving human subjects, unless expressly agreed by the supplying Party. Without limiting the foregoing, it is understood that if any Biogen Option Development Activities agreed upon by the Parties require Biogen or its Affiliates to utilize any Option Protein or Option Product included in such Option Program, Denali will provide such Option Protein or Option Product only pursuant to a form of material transfer agreement agreed by Parties (“Option MTA”). The Option MTA will include terms that are consistent with this Section 5.5 (Materials) and are otherwise reasonable and customary for the provision of Materials in similar circumstances, including that (i) any Program Know-How generated in the performance of Biogen Option Development Activities under such Option MTA will be promptly disclosed to Denali and, notwithstanding any other provision to the contrary set forth in this Agreement, will be considered Confidential Information of both Parties and (ii) [***]. Except as otherwise set forth in this Agreement, THE MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ARTICLE 6GOVERNANCE
6.1Alliance Management.
6.1.1Alliance Managers. Each Party will appoint a single individual who possesses sufficient alliance management experience and is otherwise suitably qualified and who has the requisite decision-making authority, in each case, to act as its alliance manager under this Agreement (the “Alliance Manager”). Each Party may change the person designated as its Alliance Manager upon written notice (including via email notification) to the other Party, provided that such new Alliance Manager possesses sufficient alliance management experience and otherwise meets the requirements set forth in this Section 6.1.1 (Alliance Managers).
6.1.2Roles and Responsibilities. The Alliance Managers will be responsible for (a) facilitating the flow of information between the Parties as provided in this Agreement, and otherwise creating and maintaining effective communication between the Parties regarding (i) during the Option Term, the Option Development Activities and Denali Manufacturing Activities and (ii) following Biogen’s exercise of the option for any Option Program pursuant to Section 2.3 (Option Exercise), activities relating to the Development, Manufacture, performance of Medical Affairs activities with respect to, and Commercialization of Option Proteins and Option Products included in such Option Program, (b) providing a single point of communication for seeking consensus both internally within the respective Party’s organization and between the Parties regarding key strategy and planning issues, (c) assisting the integration of teams across functional areas, to the extent applicable, (d) preparing and disseminating agendas and presentations for the JSC meetings, (e) following Biogen’s exercise of the option with respect to each Option Program pursuant to Section 2.3 (Option Exercise), [***], and (f) performing such other functions as specified in this Agreement, requested by the JSC or agreed by the Parties.
6.2Joint Steering Committee.
6.2.1Formation. As soon as practicable, but no later than [***] after the Effective Date, the Parties will establish a joint steering committee (the “JSC”) to monitor the Option Development Activities and Denali Manufacturing Activities. The JSC will be comprised of [***] representatives of Biogen and [***] representatives of Denali, each of whom will have the appropriate experience and expertise to perform their responsibilities on the JSC. Each Party will provide notice to the other Party of its initial representatives to the JSC. Either Party may replace its representatives with similarly qualified individuals at any time upon prior written notice to the other Party. If agreed by the Parties on a case-by-case basis, the JSC may invite other non-members to participate in the discussions and meetings of the JSC, provided that such participants will have no voting authority at the JSC and that any such non-employee participants are bound by written obligations of non-use and confidentiality no less stringent than those set forth in Article 11 (Confidentiality). The Alliance Managers will be responsible, on behalf of the JSC, for setting the agenda for meetings of the JSC with input from each Parties’ JSC representatives. Neither Alliance Manager will be a member of the JSC, but the Alliance Managers will attend all meetings of the JSC.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

6.2.2Meetings. The JSC will meet in person (alternating between a site in the United States designated by each of Denali and Biogen) or by videoconference or teleconference, as agreed by the Parties, at least [***], or with such other frequency as the Parties may agree. Specific meeting dates will be determined by agreement of the Parties. Either Party may also call a special meeting of the JSC (by videoconference or teleconference) upon at least [***] prior written notice to the other Party if such Party reasonably believes that a significant matter must be addressed before the next regularly scheduled JSC meeting, and such Party will provide the JSC materials reasonably adequate to enable an informed discussion by its members no later than [***] before the special meeting. Biogen will host the first meeting of the JSC at a mutually agreeable time no later than [***] after the Effective Date. Each Party will be responsible for its own expenses relating to attendance at or participation in JSC meetings. The Alliance Managers will prepare and disseminate agendas and presentations no later than [***] in advance of each JSC meeting unless otherwise agreed to by the Parties in writing. The Alliance Managers will jointly prepare and circulate minutes for each JSC meeting within [***] after each such meeting and will ensure that such minutes are reviewed and approved by their respective companies within [***] thereafter.
6.2.3Responsibilities. The JSC will monitor the progress of the Option Development Activities. Within such scope the JSC will, subject to Section 6.2.4 (Limits on JSC Authority):
(a)[***], provide a forum for Denali to present an Option Update Report for each Option Program;
(b)consider and discuss any technical issues that arise under the Option Development Activities or the Denali Manufacturing Activities;
(c)[***]
(d)provide a forum for discussing any pre-clinical research or other activities that either Party proposes to become Biogen Option Development Activities, as described in Section 5.1 (Development and Manufacturing Activities during the Option Term);
(e)[***];
(f)form such other committees as the JSC may deem appropriate, including individual committees to monitor Option Development Activities and Denali Manufacturing Activities related to a particular Option Program, including manufacturing process development activities under each CMC Plan;
(g)provide a forum for discussing disagreements between the Parties with respect to the Option Development Activities or Denali Manufacturing Activities on an informal basis; and
(h)perform such other functions as expressly set forth in this Agreement or allocated to the JSC by the written agreement of the Parties.
6.2.4Limits on JSC Authority. A quorum for a meeting of the JSC will require the presence of at least one representative from each Party. The JSC will facilitate the exchange of information, and discussion between the Parties, with respect to matters relating to the Option Development Activities and Denali Manufacturing Activities and such other matters as the Parties agree, but the JSC will have no decision-making authority.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

6.3Disbandment of the JSC. The JSC will disband upon the earlier of (a) on an Option Program-by-Option Program basis, the expiration (or earlier termination) of the Option Term for such Option Program, except that if Biogen exercises the Option for a particular Option Program pursuant to Section 2.3 (Option Exercise), then the JSC shall continue for so long as Denali is conducting Denali Manufacturing Activities with respect to such Option Program, or (b) the termination of this Agreement. If the JSC disbands after Biogen has exercised the Option for a particular Option Program pursuant to Section 2.3 (Option Exercise), then upon the disbanding of the JSC, the JSC will have a final meeting thereafter to review the results of all Option Development Activities and Denali Manufacturing Activities with respect to a given Option Program and will thereafter have no further authority with respect to the activities hereunder.

ARTICLE 7DEVELOPMENT, REGULATORY MATTERS, AND COMMERCIALIZATION
7.1Technology Transfer. On an Option Program-by-Option Program basis: (a) within [***] (or such other period as the Parties agree) following the execution of an Option MTA with respect to such Biogen Option Development Activities, Denali disclose to Biogen [***]; (b) within [***] (or such other period as the Parties agree) following the date on which the Parties agree in writing on any additional Biogen Option Development Activities that are not set forth on Schedule 5.1 (Biogen Option Development Activities) and execute an Option MTA with respect to such Biogen Option Development Activities, Denali will disclose to Biogen [***]; and (c) within [***] (or such other period as the Parties agree) following Biogen’s exercise of its Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise), [***]. In addition to disclosing copies of such [***] in accordance with this Section 7.1 (Technology Transfer), Denali will make its personnel reasonably available to Biogen so as to enable Biogen to practice under the [***]in connection with the Exploitation of such Option Proteins and Option Products; provided that [***]; provided [***]. Denali may [***]. Notwithstanding any provision to the contrary in this Agreement, Denali shall have no obligation to disclose or make available to Biogen any Know-How that constitutes [***].
7.2Development and Medical Affairs Activities.
7.2.1Development and Medical Affairs Activities. On an Option Program-by-Option Program basis, following Biogen’s exercise of the Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise) and Biogen will [***] with respect to, the further Development of, and the performance of all Medical Affairs with respect to, all Option Proteins and Option Products that are the subject of such Option Program, including all pharmacovigilance activities. Biogen shall conduct all Development and Medical Affairs activities with respect to the Option Proteins and Option Products in good scientific manner and in compliance with all Applicable Laws, including cGMP, GLP and GCP. The Parties may elect to execute a safety transition agreement at such time as agreed by the Parties (if necessary).
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

7.2.2Development Reports. On an Option Program-by-Option Program basis, following Biogen’s exercise of the Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise), Biogen shall keep Denali reasonably informed as to the progress and results of its and its Affiliates’ and Sublicensees’ Development activities with respect to Option Proteins and Option Products that are the subject of such Option Program (including dates of achievements of Development Milestone Events), and shall provide to Denali, at least [***], a written report with respect to such matters (including a high-level overview of any anticipated material Development activities of with respect to Option Proteins and Option Products that are the subject of such Option Program). Any reports delivered under this Section 7.2.2 (Development Reports) will be Biogen’s Confidential Information under this Agreement. Upon Denali’s reasonable request and no more frequently than [***], the Parties will schedule either an in-person meeting, videoconference, or teleconference to discuss the status, progress and results of such Development activities, and during such meeting, videoconference or teleconference or promptly thereafter, Biogen shall promptly respond to Denali’s reasonable questions or requests for additional information relating to such Development activities.
7.3Regulatory.
7.3.1Regulatory Activities. On an Option Program-by-Option Program basis, following Biogen’s exercise of the Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise), Biogen will [***] the preparation and submission of all Regulatory Submissions for all Option Proteins and Option Products that are the subject of such Option Program at its own cost and expense, including all Drug Approval Applications, orphan drug designations, and applications for obtaining, supporting, and maintaining Regulatory Approvals and Reimbursement Approvals for all such Option Products. Biogen may file all such Regulatory Submissions in its own name (or in the name of its designee) and will own and control all such applications. Pursuant to Section 7.6 (Denali Support), Denali will use [***] to assist Biogen in its efforts to prepare and submit any Regulatory Submissions to obtain, support, or maintain Regulatory Approvals and Reimbursement Approvals for such Option Products, including by providing or facilitating access to Biogen, upon Biogen’s reasonable request, all data, written reports, and other documentation, materials, and samples related to such Option Products included in the Option Know-How and that are required by Applicable Law or required or requested by a Regulatory Authority to obtain such Regulatory Approvals or Reimbursement Approvals.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

7.3.2Regulatory Submissions and Interactions. Biogen shall keep Denali reasonably informed regarding regulatory activities with respect to Option Products and shall provide Denali with copies of any material Regulatory Submissions (including INDs and Drug Approval Applications) submitted by Biogen (or its Affiliates and Sublicensees) relating to any Option Product [***] prior to the submission thereof and in the event such Regulatory Submissions pertain to the TV Platform, Denali shall have a reasonable opportunity (and to the extent possible, at least [***]) to review and comment on such Regulatory Submissions, which comments Biogen shall consider in good faith. Biogen shall provide Denali with prompt prior written notice, to the extent Biogen has advance notice, of any action taken by a Regulatory Authority in a Major Market pertaining to any Regulatory Approval or Reimbursement Approval for an Option Protein or Option Product and any scheduled substantive meeting, conference or discussion with any Regulatory Authority in any Major Market that pertain to the TV Platform. [***] Denali shall have the right to have up to [***] of its employees attend such substantive meetings, conferences and discussions (or portion thereof) to the extent pertaining to the TV Platform as an observer. In addition, Biogen shall promptly notify Denali in writing of any decision by any Regulatory Authority in a Major Market regarding any Regulatory Approval or Reimbursement Approval for any Option Product. Further, Biogen shall promptly provide to Denali a copy of any material correspondence from or to a Regulatory Authority in a Major Market in the event such correspondence pertains to the TV Platform, including any reports with respect thereto (such as meeting minutes or finding issued by such a Regulatory Authority in connection with an audit conducted by such Regulatory Authority or otherwise).
7.4Commercialization.
7.4.1Commercialization Activities. On an Option Program-by-Option Program basis, following Biogen’s exercise of the Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise), Biogen will [***], will bear all costs and expenses of, and will [***] the Commercialization of all Option Products that are the subject of such Option Program.
7.4.2Commercialization Reports. On an Option Program-by-Option Program basis, following Biogen’s exercise of the Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise), for so long as Biogen or its Affiliates or Sublicensees are Commercializing any Option Product that is the subject of such Option Program, Biogen shall keep Denali reasonably informed as to the progress and results of its and its Affiliates’ and Sublicensees’ Commercialization of such Option Products, and shall provide to Denali, on at least [***] basis a reasonably detailed summary regarding the status of the Commercialization activities of Biogen and its Affiliates and Sublicensees with respect to such Option Products (which reports shall be in addition to any royalty or other reports or notices provided to Denali pursuant to this Agreement). Any reports delivered under this Section 7.4.2 (Commercialization Reports) will be Biogen’s Confidential Information under this Agreement. Upon Denali’s reasonable request and no more frequently than [***], the Parties will schedule either an in person meeting, videoconference, or teleconference to discuss the status, progress and results of such Commercialization activities, and during such meeting, videoconference, or teleconference or promptly thereafter, Biogen shall promptly respond to Denali’s reasonable questions or requests for additional information relating to such Commercialization activities.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

7.5Diligence Obligations.
7.5.1Development Diligence Obligations. On an Option Program-by-Option Program basis, following Biogen’s exercise of the Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise), Biogen, by itself or through its Affiliates or Sublicensees, will use Commercially Reasonable Efforts to [***].
7.5.2Commercialization Diligence Obligations. On an Option Program-by-Option Program basis, Biogen will use Commercially Reasonable Efforts to [***].
7.6Denali Support. The Parties understand and agree that following Biogen’s exercise of its Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise), in addition to the cooperation and assistance to be expressly provided under Section 7.1 (Technology Transfer), Section 7.3 (Regulatory), and Section 8.8 (Denali Manufacturing Support), from time to time it may be necessary for Biogen to seek assistance and cooperation from Denali in connection with the Exploitation of Option Proteins or Option Products that are the subject of such Option Program. Denali hereby agrees to use [***]; provided that [***], provided that [***]. [***]
ARTICLE 8MANUFACTURE AND SUPPLY
8.1General Responsibilities. Except as otherwise set forth in this Agreement (including Section 8.2 (Denali Supply Obligations) below), on an Option Program-by-Option Program basis, following Biogen’s exercise of the Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise), Biogen will [***] with respect to, the Manufacture of Option Proteins and Option Products by itself or through one or more Affiliates or Third Parties selected by Biogen in its sole discretion.
8.2Denali Supply Obligations.
8.2.1Supply Requirements. Subject to the terms and conditions of this Agreement, on an Option Program-by-Option Program basis, following Biogen’s exercise of the Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise), Denali shall, pursuant to and in accordance with the Supply Agreement, supply to Biogen any and all [***] of (a) [***], (b) [***], and (c) [***], in each case ((a)-(c)), (i) in a form as agreed to by the Parties and in accordance with the applicable specifications set forth in the applicable CMC Plan (the “Specifications”) and (ii) including all product specification files or similar documentation required by applicable Regulatory Authorities, provided, however, that the foregoing supply obligations of Denali described in clauses (a)-(c) will expire upon the earliest of [***].
8.2.2Supply Agreement. Promptly following Biogen’s exercise of its Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise), the Parties shall negotiate in good faith and enter into a supply agreement for Manufacture and supply of the Option Products to be supplied by Denali to Biogen under Section 8.2.1 (Supply Requirements) (the “Supply Agreement”), which Supply Agreement shall be consistent with this Article 8 (Manufacture and Supply) and the Parties shall negotiate in good faith and enter into a quality agreement (the “Quality Agreement”) that addresses the quality control and quality assurance terms and conditions related to the supply of Option Products pursuant to the Supply Agreement.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

8.2.3CMC Plan. Subject to the terms and conditions of this Agreement, Denali shall also use [***] to perform all manufacture process development work required for Denali to Manufacture (or have Manufactured) the Option Products that Denali is obligated to supply under Section 8.2.1 (Supply Requirements). Denali shall perform such manufacture process development activities for each Option Program pursuant to, and contingent upon, a written manufacture process development plan [***] that sets forth all material process development work to be conducted for each Option Product, the timeline for performance thereof, and the Specifications (each, a “CMC Plan”). The CMC Plans shall include all process development activities required for the Manufacture of [***] for the first Option Product that is subject to each Option Program for which Biogen has exercised its Option. Each CMC Plan shall also set forth (a) a detailed budget for such process development work, including both internal costs (at the FTE Rate) and out-of-pocket costs (each, a “CMC Budget”) and (b) the quantities of the applicable Option Product to be ordered by Biogen and the estimated delivery date for such Option Product, which shall be consistent with the forecast provided by Biogen in accordance with a forecasting schedule to be agreed by the Parties in the Supply Agreement. The Parties shall collaboratively prepare the CMC Plan (including the CMC Budget) for such Option Program in accordance with Section 5.1 (Development and Manufacturing Activities during the Option Term) and in any case no later than [***].
8.2.4CMOs. Denali may perform its obligations set forth under this Section 8.2 (Denali Supply Obligations) (the “Denali Manufacturing Activities”) itself or through a Third Party contract manufacturer (“CMO”) approved in writing by Biogen (which approval shall not be unreasonably withheld, conditioned, or delayed). Such approved CMOs are those CMOs set forth in Schedule 8.2.4 (Approved CMOs).
8.3Product Delivery. Denali shall deliver all Option Product supplied pursuant to Section 8.2 (Denali Supply Obligations) to Biogen or its designee [***] at Biogen’s or its designee’s designated facility. [***].
8.4Manufacture by CMO. If Denali utilizes one or more CMOs to supply Option Product to Biogen, then as long as Denali uses [***] to perform its obligations and to exercise its rights under its applicable agreement(s) with such CMO, including seeking or exercising all remedies provided by such CMO under such agreement(s), then [***]. Unless otherwise agreed by the Parties, if Denali is performing the Denali Manufacturing Activities through one or more CMOs, then, in connection with the transition of any Manufacturing responsibilities to Biogen for a given Option Product, the Parties will discuss in good faith [***].
8.5Manufacturing Costs. On an Option Program-by-Option Program basis, following Biogen’s exercise of the Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise):
8.5.1Biogen shall pay Denali [***];
8.5.2Biogen shall pay Denali [***]; and
8.5.3in addition to the amounts to be paid by Biogen pursuant to Section 8.5.1 and Section 8.5.2, Biogen shall reimburse Denali for [***]. Denali may invoice Biogen for such costs so incurred in accordance with this Section 8.5.3, and Biogen will pay the undisputed invoiced amounts within [***] after the date of such invoice.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

8.6Observation by Biogen. Before the completion of the Manufacturing Technology Transfer with respect to Option Products under a given Option Program and subject to this Section 8.6 (Observation by Biogen) below, Denali will provide Biogen with the opportunity, upon Biogen’s reasonable request during normal business hours and to the extent not unreasonably disruptive to the normal course of business, to observe the Manufacturing processes and procedures for such Option Products (e.g., review assays, batch records, and release processes and procedures) for the purpose of enabling Biogen (or a CMO designated by Biogen) to Manufacture such Option Products following the completion of such Manufacturing Technology Transfer pursuant to Section 8.7 (Manufacturing Technology Transfer). If Denali utilizes a CMO for the Manufacture of any Option Product, then [***], provided that [***]. Notwithstanding the foregoing, (a) [***] and (b) [***].
8.7Manufacturing Technology Transfer.
8.7.1In addition to the initial technology transfer set forth in Section 7.1 (Technology Transfer) and subject to the remainder of this Section 8.7 (Manufacturing Technology Transfer), upon Biogen’s reasonable request with respect to an Option Product that Denali is Manufacturing pursuant to Section 8.2 (Denali Supply Obligations) at any time following Biogen’s exercise of its Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise) and upon reasonable advance notice to Denali (but in no event less than [***] notice, or such other period as the Parties may agree), Denali will work with Biogen to disclose and make available to Biogen or one of its CMOs all [***], provided that in no event will Denali be required (x) to [***] or (y) to [***] (for each Option Product, the “Manufacturing Technology Transfer”). Each Manufacturing Technology Transfer will be conducted at (a) [***], or (b) [***].
8.7.2Each such Manufacturing Technology Transfer will be conducted pursuant to and will be subject to a written plan agreed by the Parties in good faith prior to the anticipated commencement of such Manufacturing Technology Transfer, the purpose of which plan will be to provide for the complete and timely transfer of [***] to Biogen. Without limiting the foregoing, in connection with the development of each plan for a Manufacturing Technology Transfer, Denali will identify to Biogen any Third Party Intellectual Property or any Materials included in [***] and that would contain restrictions or conditions applicable to the use of such Third Party Materials or Intellectual Property by or on behalf of Biogen to Manufacture Option Products or Option Proteins included in the applicable Option Program under and in accordance with the terms and conditions of this Agreement (“Existing Third Party Manufacturing IP”).
8.7.3Upon Biogen’s reasonable request, Denali shall [***].
8.7.4After completion of Manufacturing Technology Transfer for an Option Product, Biogen shall [***] with respect to the Manufacture and supply of such Option Product.
8.8Denali Manufacturing Support. Without limiting the generality of Section 7.6 (Denali Support), the Parties understand and agree following the Manufacturing Technology Transfer contemplated by Section 8.7 (Manufacturing Technology Transfer) it may be necessary for Biogen from time to time to seek assistance and cooperation from Denali in connection with the Manufacture of Option Products for which Biogen has exercised its Option, including with respect to scale-up activities. Denali will use [***].
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ARTICLE 9PAYMENTS AND ROYALTIES
9.1Upfront Payment. No later than [***] after the Effective Date, Biogen will pay to Denali a one-time upfront payment of one hundred sixty million Dollars ($160,000,000), payable by wire transfer of immediately available funds.
9.2Option Exercise Fee. On an Option Program-by-Option Program basis, Biogen will pay to Denali a one-time payment of [***] (each, an “Option Exercise Fee”) no later than [***] after its receipt of invoice for such Option Exercise Fee, which invoice Denali may not deliver until receipt by Denali of an Option Exercise Notice for such Option Program.
9.3Milestone Payments.
9.3.1Development Milestones. On an Option Program-by-Option Program basis, following Biogen’s exercise of its Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise), Biogen will make one-time milestone payments (each, a “Development Milestone Payment”) to Denali upon the first achievement by Biogen or its Affiliates or Sublicensees of each of the development milestone events (each, a “Development Milestone Event”) set forth in TABLE 9.3.1(a) (in the case of [***]) or TABLE 9.3.1(b) (in the case of [***]) below for the first Option Product under [***] to achieve the applicable Development Milestone Event. For the avoidance of doubt, each Development Milestone Payment hereunder will be payable only once per Option Program upon the first achievement of the applicable Development Milestone Event by an Option Product that is the subject of such Option Program. No additional Development Milestone Payments will be made for any subsequent achievement of such Development Milestone Event by any other Option Product that is the subject of such Option Program. Biogen will notify Denali in writing of the achievement of a Development Milestone Event by Biogen or its Affiliates or Sublicensees no later than [***] after Biogen becomes aware of the achievement thereof. Thereafter, Denali will provide Biogen with an invoice for the corresponding Development Milestone Payment, and Biogen will pay to Denali such Development Milestone Payment no later than [***] after its receipt of invoice for such Development Milestone Payment. [***]

TABLE 9.3.1(a) – [***] Development Milestones
Development Milestone Event	Development Milestone Payment (US$)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

TABLE 9.3.1(b) – [***] Development Milestones
Development Milestone Event	Development Milestone Payment (US$)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]
9.3.2Commercial Milestones. On an Option Program-by-Option Program basis, following Biogen’s exercise of its Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise), Biogen will make one-time milestone payments (each, a “Commercial Milestone Payment”) to Denali upon the first achievement by Biogen or its Affiliates or Sublicensees of each of the commercial milestone events (each, a “Commercial Milestone Event”) set forth in TABLE 9.3.2(a) [***] or TABLE 9.3.2(b) [***] below for the first Option Product [***] to achieve the applicable Commercial Milestone Event. For the avoidance of doubt, each Commercial Milestone Payment hereunder will be payable only once per Option Program upon the first achievement of the applicable Commercial Milestone Event by an Option Product that is the subject of such Option Program. No additional Commercial Milestone Payments will be made for any subsequent achievement of such Commercial Milestone Event by any other Option Product that is the subject of such Option Program. Biogen will notify Denali in writing of the achievement of a Commercial Milestone Event by Biogen or its Affiliates or Sublicensees no later than [***] after Biogen becomes aware of the achievement thereof. Thereafter, Denali will provide Biogen with an invoice for the corresponding Commercial Milestone Payment, and Biogen will pay to Denali such Commercial Milestone Payment no later than [***] after its receipt of invoice for such Commercial Milestone Payment. [***]

TABLE 9.3.2(a) – [***] Commercial Milestones
Commercial Milestone Event	Commercial Milestone Payment (US$)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

TABLE 9.3.2(b) – [***] Commercial Milestones
Commercial Milestone Event	Commercial Milestone Payment (US$)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
A Commercial Milestone Event in a particular country shall be deemed to be achieved for an Indication if the relevant Regulatory Approval in a given country for an Option Product has a label for such Indication.
[***]
9.3.3Sales Milestones. On an Option Program-by-Option Program basis, following Biogen’s exercise of its Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise), Biogen will make one-time sales milestone payments (each, a “Sales Milestone Payment” and together with the Development Milestone Payments and Commercial Milestone Payments, the “Milestone Payments”) to Denali upon the achievement by Biogen or its Affiliates or Sublicensees of each of the sales-based milestones events (each, a “Sales Milestone Event”) set forth in TABLE 9.3.3(a) [***] or TABLE 9.3.3(b) [***] below with respect to aggregate annual Net Sales of Option Products under such Option Program. Each of the Sales Milestone Payments set forth below will be payable only one time, for the first Calendar Year in which the corresponding Sales Milestone Event is achieved. Biogen will notify Denali in writing of the achievement of a Sales Milestone Event by Biogen or its Affiliates or Sublicensees no later than [***] after the end of the Calendar Year in which such Sales Milestone Payment is payable pursuant to the preceding sentence. Thereafter, Denali will provide Biogen with an invoice for the corresponding Sales Milestone Payment, and Biogen will pay to Denali such Sales Milestone Payment no later than [***] after its receipt of invoice for such Sales Milestone Payment. [***]

TABLE 9.3.3(a) – [***] Sales Milestones
Sales Milestone Event	Sales Milestone Payment (US$)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

TABLE 9.3.3(b) – [***] Sales Milestones
Sales Milestone Event	Sales Milestone Payment (US$)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

9.4Royalties.
9.4.1Royalty Payments. Subject to the provisions of Section 9.4.4 (Royalty Reductions), on an Option Product-by-Option Product and country-by-country basis following Biogen’s exercise of its Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise), Biogen will pay to Denali royalties in the amount of the marginal royalty rates set forth in TABLE 9.4.1(a) [***] or TABLE 9.4.1(b) [***] below of the aggregate Net Sales resulting from the sale of Option Products in the Territory during each Calendar Year of the applicable Royalty Term for each Option Product in each country (each, the “Per Product Annual Net Sales”).

TABLE 9.4.1(a) – Marginal Royalty Rates for [***]
Per Product Annual Net Sales	Marginal Royalty Rate (% of Per Product Annual Net Sales)
[***]	[***]
[***]	[***]
[***]	[***]

TABLE 9.4.1(b) – Marginal Royalty Rates for [***]
Per Product Annual Net Sales	Marginal Royalty Rate (% of Per Product Annual Net Sales)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each marginal royalty rate set forth in TABLE 9.4.1(a) and TABLE 9.4.1(b) above will apply only to that portion of the Net Sales of a given Option Product in the Territory during a given Calendar Year that falls within the indicated range. [***]
9.4.2Royalty Term. On a country-by-country and Option Product-by-Option Product basis following Biogen’s exercise of its Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise), Biogen will make royalty payments for each Option Product under such Option Program during the period commencing upon the First Commercial Sale of such Option Product in such country and continuing until the latest of: [***] (the “Royalty Term”), provided, however, that if at any time during the Royalty Term for an Option Product in a country [***], then the Royalty Term for such Option Product in such country [***].
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

9.4.3Royalty Reports; Payments.
(a)Within [***] following the end of each Calendar Quarter after the First Commercial Sale of an Option Product in the Territory, unless the Parties otherwise agree to alternate timing, Biogen shall provide to Denali a written report detailing the following information: (i) the amount of gross sales of the Option Products in the Calendar Quarter; and (ii) the amount of Net Sales in such Calendar Quarter.
(b)Within [***] following the end of each Calendar Quarter after the First Commercial Sale of an Option Product in the Territory, unless the Parties otherwise agree to alternate timing, Biogen shall provide Denali with a written report detailing the following information for the applicable Calendar Quarter and on an Option Product-by-Option Product and country-by-country basis (to the extent applicable): (i) the amount of gross sales of the Option Products in the relevant Calendar Quarter; (ii) Net Sales in the relevant Calendar Quarter; (iii) to the extent such Net Sales include sales not denoted in U.S. Dollars, a summary of the current exchange rate methodology then in use by Biogen; (iv) a calculation of any adjustments to such royalties under Section 9.4.4(a) (Loss of Patent Coverage) through Section 9.4.4(d) (Cumulative Adjustments) and (v) a calculation of the final royalty payment due on such Net Sales (such report, the “Final Royalty Report”).
(c)In addition, (i) at Denali’s request, Biogen shall provide to Denali with at least such information pertaining to Net Sales as may be necessary for Denali to comply with its external reporting requirements as determined by Applicable Law, and such information shall be provided by Biogen together with each Final Royalty Report (or within [***] following the applicable request by Denali, if a Final Royalty Report for the applicable Calendar Quarter has already been delivered), and (ii) without limiting subclause (i), to the extent raised by either Party, the Parties will discuss any questions regarding the deductions included in the Net Sales calculation in a given Calendar Quarter. Biogen shall pay all royalty payments due to Denali under this Section 9.4 (Royalties), within [***] after the end of each Calendar Quarter.
9.4.4Royalty Reductions.
(a)Loss of Patent Coverage. On an Option Product-by-Option Product and country-by-country basis following Biogen’s exercise of its Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise), if during the Royalty Term for an Option Product in [***], then the royalty due for such Option Product in such country will be reduced by [***], subject to Section 9.4.4(d) (Cumulative Adjustments).
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b)Biosimilar Competition. If, on an Option Product-by-Option Product, Calendar Quarter-by-Calendar Quarter and country-by-country basis following Biogen’s exercise of its Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise), [***], then the royalties payable by Biogen pursuant to Section 9.4.1 (Royalty Payments) for such Option Product in such country will be reduced by the applicable percentage described below for the remainder of the Royalty Term for such Option Product in such country:

[***]	Royalty Reduction
[***]	[***]
[***]	[***]
[***]	[***]

(c)Third Party Payments. If Biogen makes any payment to a Third Party in consideration for a license or other acquisition of rights under any Patent Right (or Know-How licensed or otherwise acquired with such Patent Rights) owned or controlled by such Third Party that are [***] for the Exploitation of an Option Product in a country in the Territory, then Biogen may deduct from [***] up to [***].
(d)Cumulative Adjustments. Notwithstanding the reductions set forth in Section 9.4.4(a) (Loss of Patent Coverage) and Section 9.4.4(b) (Biosimilar Competition), in no event shall the operation of such reductions, individually or in combination, reduce the royalty payments paid to Denali with respect to any Option Product in the Territory in any Calendar Quarter under Section 9.4 (Royalties) to less than [***].
9.5Payment Method. All payments to be made between the Parties under this Agreement will be made in Dollars and may be paid by wire transfer in immediately available funds to a bank account designated by Denali; provided that in no event will Biogen be obligated to make payments under this Agreement to any Affiliate of Denali that is organized in any jurisdiction outside of the U.S. without Biogen’s prior written consent. Except as expressly provided in this Agreement, all payments to be made between the Parties under this Agreement are non-refundable and non-creditable against future payments to be made by such Party to the other Party under this Agreement.
9.6Currency Exchange. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), in the case of any amounts designated in another currency, each Party shall convert such foreign currency into Dollars using its standard conversion method consistent with GAAP in a manner consistent with the respective Party’s customary and usual conversion procedures used in preparing its audited financial reports applied on a consistent basis, provided that such procedures use a widely accepted source of published exchange rates.
9.7Late Payments. If a Party does not receive payment of any undisputed sum due to it on or before the due date set forth under this Agreement, then [***] interest will thereafter accrue on the sum due to such Party from the due date until the date of payment at [***] rate [***] or the maximum rate allowable under Applicable Law, whichever is lower.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

9.8Payment Allocations.
9.8.1Subject to the remainder of this Section 9.8 (Payment Allocations), payments under this Agreement shall be paid by BIMA and BIG separately and in such proportions [***] and shall be invoiced separately by Denali; provided that [***].
9.8.2With respect to the upfront payment set forth in Section 9.1 (Upfront Payment), BIG will pay a portion of such amount in consideration of the rights granted outside of the U.S. [***], and BIMA will pay a portion of such amount in consideration of the rights granted in the U.S. [***].
9.8.3With respect to the Development Milestone Payments and Option Exercise Fees, BIG will pay a percentage of each such amount in consideration of the rights granted outside of the U.S. and BIMA will pay a percentage each such amount in consideration to the rights granted in the U.S., such percentages, in each case, to be determined by Biogen at the time at which such amounts are due.
9.8.4BIG will pay the Commercial Milestone Payments that are achieved outside of the U.S. when such amounts become due and payable in accordance with Section 9.3.2 (Commercial Milestones). BIMA will pay the Commercial Milestone Payments that are achieved in the U.S. when such amounts become due and payable in accordance with Section 9.3.2 (Commercial Milestones).
9.8.5BIMA will pay the portion of the Sales Milestone Payments and royalties hereunder based on the pro rata allocation of the Per Product Annual Net Sales attributable to sales of the applicable Option Product in the U.S., and BIG will pay the portion of the Sales Milestone Payments and royalties hereunder based on the pro rata allocation of the Per Product Annual Net Sales attributable to sales of the applicable Option Product outside of the U.S.
9.8.6With respect to all milestone payments set forth in this Agreement that are not described in Section 9.8.2 through Section 9.8.5 above, BIG will pay a percentage of each such amount in consideration of the rights granted outside of the U.S. and BIMA will pay a percentage each such amount in consideration to the rights granted in the U.S., such percentages, in each case, to be determined by Biogen at the time in which such amounts are due.
9.8.7For clarity, nothing in this Section 9.8 (Payment Allocations) is intended to limit Section 15.16.1 (Performance by BIMA and BIG).
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

9.9Taxes.
9.9.1Each Party will be responsible for all Taxes imposed on such Party’s net income, or on net income allocated to such Party under Applicable Law. To the extent one Party pays Taxes imposed on net income of the other Party, the other Party shall reimburse the paying Party for any such Taxes paid. The amounts payable pursuant to this Agreement (“Payments”) shall not be reduced on account of any Taxes unless required by Applicable Law. A payor Party shall deduct and withhold from the Payments any Taxes that it is required by Applicable Law to deduct or withhold including from subsequent Payments. Notwithstanding the foregoing, if the recipient Party is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, or recovery of, applicable withholding tax, it may deliver to the payor Party or the appropriate Governmental Authority the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the payor Party of its obligation to withhold tax. In such case the payor Party shall apply the reduced rate of withholding, or not withhold, as the case may be, provided that the payor Party is in receipt of evidence, in a form reasonably satisfactory to the payor Party of the recipient Party’s entitlement to a reduced or no withholding rate. If, in accordance with the foregoing, a payor Party withholds any amount, it shall pay to the recipient Party the balance when due, make timely payment to the proper taxing authority of the withheld amount, and send the recipient Party proof of such payment within [***] following that payment. The Parties shall use reasonable efforts to reduce any withholding required under Applicable Law. The Parties hereto agree that as of the date hereof, no U.S. or Swiss withholding taxes are required on the upfront payment described in Section 9.1 (Upfront Payment) under Applicable Law [***].
9.9.2If a Party that owes a Payment assigns its rights and obligations to any person as permitted in accordance with Section 15.3 (Assignment) of this Agreement (or any successor provision) and if, solely as a result of such assignment, the withholding of taxes required by Applicable Law with respect to the Payments is increased, then any Payments shall be increased to take into account such withheld taxes so that, after making all required withholding tax (including withholding tax on amounts payable pursuant to Section 9.9.1), the recipient Party receives an amount equal to the sum it would have received had no such assignment been made.
9.9.3All payments or amounts due under this Agreement, whether monetary or non-monetary are exclusive of VAT. Any Party receiving a supply under this Agreement or the Supply Agreement hereby covenants that it will pay any such VAT correctly charged in addition to any amounts due under this Agreement or the Supply Agreement. Where the prevailing legislation requires the recipient to self-account for VAT (for example, but not limited to, the VAT reverse charge mechanism), then the receiving Party covenants that it shall correctly account for VAT in respect of the services received. The supplying Party agrees that it will raise a tax invoice (or equivalent document) to support the charge to VAT.
9.9.4For the purposes of VAT, the services, rights and licenses provided by Denali under this Agreement shall be considered to be taxed under by Art 44 of Council Directive 2006/112/EC or any equivalent provision in the country of performance if performed outside the European Union and as such will be considered to be taxed for VAT purposes in the country of the recipient. For the purposes of this clause, BIG warrants that it is established in Switzerland for the purposes of receiving any such services, rights or licenses.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

9.9.5Any supply of goods under this Agreement or the Supply Agreement shall be taxed in accordance with the prevailing VAT legislation. All Parties agree that they will reasonably cooperate to ensure the use of any VAT exemptions, zero-ratings, reduced-ratings, suspensions or other reliefs.
9.9.6In the event that the local competent tax authority determines that VAT is chargeable, Denali in the first instance shall undertake all reasonable steps to refute any such assertions by the local tax authority. Only once this process is completed should Denali raise valid tax invoices for the additional VAT liability.
9.9.7The Parties shall take all reasonable steps to recover any additional VAT liability from the same local tax authorities by submitting regular claims (for example, through periodical VAT returns and discrete non-resident claims such as 8th Directive claims, 13th Directive claims and non-EU equivalents) and shall use commercially reasonable efforts to provide necessary assistance to facilitate the recovery of VAT. If the VAT cannot be recovered, then the supplying Party shall be entitled to invoice the receiving Party directly for these amounts.
9.9.8Each Party shall be responsible for any penalties or interest accruing due to incorrect VAT treatment of the supplies of goods or services made by that Party or any failure to correctly account for VAT on any receipt of a supply of goods or services under this Agreement except where those penalties or interest arise as a result of the actions of the other Party, in which case that Party shall be liable to reimburse the value of the penalties and interest.
9.9.9Each Party shall be responsible for reporting its own transactions to the local tax authorities if required for VAT purposes. There shall be no shared, mutual or otherwise collective VAT filings that may suggest that the Parties are anything other than separately operational entities for VAT purposes.
9.10Orphan Credit. Denali shall cooperate with Biogen in seeking any tax exemption or credits that may be available to Biogen with respect to any Option Protein, including the tax credit available under section 45C of the Internal Revenue Code by reason of Biogen’s research and development expenditures contributing to the any compound under this Agreement being granted Orphan Drug status by the FDA. Notwithstanding any provision to the contrary set forth in this Agreement, Denali accepts no responsibility for, and expressly disclaims all liability arising from, Biogen’s failure to qualify for any tax exemptions or credits for any reason.
9.11[***]
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

9.12Financial Audits.
9.12.1Financial Records. Each Party shall keep complete and accurate books and records pertaining to Net Sales of Option Products, Manufacturing Costs, and costs eligible for reimbursement by Biogen pursuant to Sections 7.1 (Technology Transfer), 7.6 (Denali Support), 8.7 (Manufacturing Technology Transfer), and 8.8 (Denali Manufacturing Support), in each case, with respect to the Option Proteins and Option Products, and Development of the Option Proteins or Option Products, including books and records of actual expenditures with respect to the CMC Budget, in sufficient detail to calculate all amounts payable hereunder and to verify compliance with its obligations under this Agreement. Such books and records shall be retained by such Party until the later of (a) [***] after the end of the period to which such books and records pertain, and (b) the expiration of the applicable tax statute of limitations (including any extensions thereof), or for such longer period as may be required by Applicable Law.
9.12.2Audit. At the request of the other Party, each Party shall permit an independent public accounting firm of nationally recognized standing designated by the other Party and reasonably acceptable to the audited Party, at reasonable times during normal business hours and upon reasonable notice, to audit the books and records maintained pursuant to Section 9.12.1 (Financial Records) to ensure the accuracy of all financial reports and notices delivered and payments made hereunder. Such examinations may not (a) be conducted for any Calendar Year more than [***] after the end of such Calendar Year, (b) be conducted more than [***] or (c) be repeated for any audited period; except for cause. The accounting firm shall disclose to the auditing Party whether the reports are correct or not, and the details concerning any discrepancies sufficient for the auditing Party to understand any such discrepancies. Except as provided below, the cost of this audit shall be borne by the auditing Party, unless the audit reveals a variance of greater than [***] from the reported amounts for the inspected period, in which case the audited Party shall bear the cost of the audit. If such audit concludes that (i) additional amounts were owed by the audited Party, the audited Party shall pay the additional undisputed amounts, with interest from the date originally due as provided in Section 9.7 (Interest on Late Payments), or (ii) excess payments were made by the audited Party, the auditing Party shall, at its election, reimburse such undisputed excess payments or elect that such excess payments shall be offset against future payments due to the auditing Party under this Agreement, in either case ((i) or (ii)), within [***] after the date on which such audit is completed by the auditing Party. Any disputes with respect to the findings of such accounting firm may be referred by either Party to the dispute resolution procedure set forth in Section 15.6 (Dispute Resolution). The auditing Party will treat all financial information disclosed by its accounting firm pursuant to this Section 9.12.2 (Audit) as Confidential Information of the audited Party for purposes of Article 11 (Confidentiality) of this Agreement, and will cause its accounting firm to do the same.
ARTICLE 10REPRESENTATIONS, WARRANTIES, AND COVENANTS
10.1Mutual Representations and Warranties of the Parties. Each Party represents and warrants to the other Party as of the Effective Date as follows:
10.1.1Organization. It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

10.1.2Authorization. The execution and delivery of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action, and do not violate: (a) such Party’s charter documents, bylaws or other organizational documents; (b) in any material respect, any agreement, instrument, or contractual obligation to which such Party is bound; (c) any requirement of any Applicable Law existing as of the Effective Date and applicable to such Party; or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or Governmental Authority in effect as of the Effective Date and applicable to such Party.
10.1.3Binding Agreement. This Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).
10.1.4No Inconsistent Obligation. It is not under any obligation, contractual or otherwise, to any person that conflicts with or is inconsistent in any material respect with the terms of this Agreement relating to the Development or Manufacturing activities contemplated by the Parties hereunder.
10.1.5No Consents. No governmental authorization, consent, approval, license, exemption of or filing or registration with any court or Governmental Authority, domestic or foreign, under any Applicable Laws currently in effect, is or will be necessary for, on in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements.
10.1.6Debarment. Neither it nor any of its employees nor to its knowledge, any of the agents performing hereunder, has ever been, is currently, or is the subject of a proceeding that could lead to it or such employees or agents becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual. For purposes of this provision, the following definitions shall apply:
(a)A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a person that has an approved or pending drug or biological product application.
(b)A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or Affiliate of a Debarred Entity.
(c)An “Excluded Individual” or “Excluded Entity” is (A) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, or (B) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA).
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(d)A “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §335a (a) or 42 U.S.C. §1320a – 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.
10.2Additional Representations and Warranties of Denali. Denali further represents and warrants to Biogen as of [***] as follows:
10.2.1It has the full right, power and authority to grant all of the licenses and rights granted to Biogen under this Agreement;
10.2.2No claim, suit, proceeding, settlement, arbitration, citation, summons, or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity, has been brought or obtained against Denali or any of its Affiliates relating to the ROFN IP or Option IP (collectively, the “Denali IP”). No claim, suit, proceeding, arbitration, citation, summons, or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity, to Denali’s knowledge, has been threatened in writing by any person: [***].
10.2.3To Denali’s knowledge: [***].
10.2.4(a) [***] that are owned or Controlled by Denali or any of its Affiliates that are [***] to Develop, Manufacture, Commercialize, or otherwise Exploit any Option Protein or Option Product, (b) [***]; and (c) [***].
10.2.5[***].
10.2.6To Denali’s knowledge, the Denali Patent Rights for which Denali controls Prosecution and Maintenance are being Prosecuted and Maintained in the respective patent offices in the Territory in accordance with Applicable Law.
10.2.7To Denali’s knowledge, all fees required to be paid by Denali in any jurisdiction where a Denali Patent Right for which Denali controls Prosecution and Maintenance has issued in order to maintain such Denali Patent Right in such jurisdiction have been timely paid, and to Denali’s knowledge, the Denali Patent Rights that have issued are subsisting, valid, and enforceable.
10.2.8[***];
10.2.9Denali has not previously assigned, transferred, conveyed, or granted any license or other rights under the Denali IP that would conflict with or limit the scope of any of the rights, options, or licenses granted to Biogen hereunder;
10.2.10To Denali’s knowledge, no person is infringing or threatening to infringe or misappropriating or threatening to misappropriate or otherwise violating or threatening to violate the Denali IP.
10.2.11Denali’s rights, title, and interests to all Denali IP are free of any lien or security interest.
10.2.12No written claim has been filed, or to Denali’s knowledge, threatened in writing, against it by any Third Party alleging that the conception, development, or reduction to practice of the Denali IP owned by Denali involve the misappropriation of trade secrets or other violation of the rights or property of any Person.
10.2.13Denali has conducted, and to Denali’s knowledge, its contractors and consultants have conducted, all Development and Manufacturing of the Option Proteins in accordance with Applicable Law.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

10.2.14Denali has obtained, or caused its Affiliates, as applicable, to obtain, assignments from the inventors of any Denali IP who were employees of Denali or its Affiliates at the time of the invention, of all inventorship rights to such Denali IP, and, to Denali’s knowledge, all such assignments are valid and enforceable.
10.2.15Except for the Existing Third Party Agreements, there are no Third Party agreements pursuant to which Denali is granted an exclusive license under any Patent Rights or Know-How included in the Denali IP, and no Third Party has any rights, title, or interests in or to, or any license under, any such Denali IP that would conflict with the rights, options, and licenses granted to Biogen hereunder.
10.2.16Denali has provided Biogen with a redacted copy of each Existing Third Party Agreement, and each such agreement is in full force and effect, and no written notice of default or termination has been received or given under any such agreement, and, to Denali’s knowledge, there is no act or omission by Denali or its Affiliates that would provide a right to terminate any such agreement.
10.2.17Denali and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of all ROFN Know-How and Option Know-How (collectively, “Denali Know-How”) that constitutes trade secrets under Applicable Law (including requiring all employees, consultants and independent contractors to execute binding and enforceable agreements requiring all such employees, consultants, and independent contractors to maintain the confidentiality of such Denali Know-How) and, to Denali’s knowledge, such Denali Know-How has not been used or disclosed to any Third Party except pursuant to such confidentiality agreements, and to Denali’s knowledge, there has not been a material breach by any party to such confidentiality agreements.
10.2.18To Denali’s knowledge, [***].
10.3Covenants of Denali.
10.3.1[***]
10.3.2[***]
10.3.3[***]
10.3.4[***]; and
10.3.5If Denali, or any of its employees (and to the extent Denali is aware of the situation, its agents performing hereunder), became, become or are the subject of a proceeding that could lead to a Person becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual, then Denali shall promptly notify Biogen, and Biogen shall have the option, at its sole discretion, to prohibit such Person from performing work under this Agreement.
10.4Covenants of Biogen.
10.4.1[***].
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

10.4.2If Biogen or its Affiliates, or any of its or their respective employees (and to the extent Biogen is aware of the situation, its or their respective agents performing hereunder), became, become or are the subject of a proceeding that could lead to a Person becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual, then Biogen shall promptly notify Denali, and Denali shall have the option, at its sole discretion, to prohibit such Person from performing work under this Agreement.
10.5DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENT RIGHTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY OF THIRD PARTIES.
10.6LIMITATION OF LIABILITY. EXCEPT [***] NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS OR BUSINESS INTERRUPTION (TO THE EXTENT THE SAME ARE CONSEQUENTIAL DAMAGES), HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY, OR OTHERWISE IN CONNECTION WITH OR ARISING IN ANY WAY OUT OF THE TERMS OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE USE OF AN OPTION COMPOUND OR OPTION PRODUCT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.
ARTICLE 11CONFIDENTIALITY
11.1Confidential Information. It is understood and agreed by the Parties that:
11.1.1The terms and conditions of this Agreement, all royalty reports provided to Denali pursuant to Section 9.4.3 (Royalty Reports), and all reports provided to Denali pursuant to Section 7.2.2 (Development Reports) or Section 7.4.2 (Commercialization Reports) will be considered Confidential Information of both Parties and kept confidential by each of the Parties in accordance with this Article 11 (Confidentiality);
11.1.2The Biogen IP and the identities of the Option Targets and Reserved Targets (in each case, as Targets under this Agreement), the Option Proteins, and the Option Products will each be considered the Confidential Information of Biogen; provided, however, that (a) on and after the date on which a TV Target Notice is provided, the identity of the Reserved Target that is not selected to be the Option TV Target in accordance with Section 2.1 (Selection of Option TV Target) shall cease to be Confidential Information of Biogen and shall instead be deemed Confidential Information of Denali and (b) with respect to an Option Program, on and after the earlier of (i) the date on which the Option Term for an Option Program expires without Biogen exercising its Option for such Option Program or (ii) the date on which this Agreement is terminated with respect to an Option Program, the identity of the Option Target, Option Proteins, and Option Products shall cease to be Confidential Information of Biogen; and
11.1.3All Option IP, TV Platform IP, Assigned TV Platform IP, ROFN IP, all Option Update Reports, all ROFN Update Reports, all Option Data Packages, [***] will each be considered the Confidential Information of Denali.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

11.2Non-Disclosure and Non-Use Obligation. Except as otherwise expressly set forth herein, each Party (the “Receiving Party”) will, during the Term and for a period of [***] thereafter, keep the Confidential Information of the other Party (the “Disclosing Party”) confidential using at least the same degree of care with which the Receiving Party holds its own confidential information (but in no event less than a reasonable degree of care) and will not (a) disclose such Confidential Information to any Person without the prior written approval of the Disclosing Party, except, solely to the extent necessary to exercise its rights or perform its obligations under this Agreement, to its employees, Affiliates, Sublicensees, and Subcontractors, consultants, or agents who have a need to know such Confidential Information, all of whom will be similarly bound by confidentiality, non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement and for whom the Disclosing Party will be responsible, or (b) use such Confidential Information for any purpose other than for the purposes contemplated by this Agreement. The Receiving Party will use diligent efforts to cause the foregoing Persons to comply with the restrictions on use and disclosure set forth in this Section 11.2 (Non-Disclosure and Non-Use Obligation), and will be responsible for ensuring that such Persons maintain the Disclosing Party’s Confidential Information in accordance with this Article 11 (Confidentiality). Each Party will promptly notify the other Party of any misuse or unauthorized disclosure of the other Party’s Confidential Information.
11.3Exemptions. Information of a Disclosing Party will not be Confidential Information of such Disclosing Party to the extent that the Receiving Party can demonstrate through competent evidence that such information: (a) is already in the possession of the Receiving Party at the time of its receipt from the Disclosing Party and not through a prior disclosure by or on behalf of the Disclosing Party, as evidenced by contemporaneous written records, (b) is generally available to the public before its receipt from the Disclosing Party, (c) became generally available to the public or otherwise part of the public domain after its disclosure by the Disclosing Party and other than through any act or omission of the Receiving Party or any of its Affiliates or discloses in breach of this Agreement, including pursuant to Section 11.7.2 (Publication Rights), (d) is subsequently disclosed to the Receiving Party or any of its Affiliates without obligation of confidentiality by a Third Party who may rightfully do so and is not under a conflicting obligation of confidentiality to the Disclosing Party, or (e) is developed independently by employees, subcontractors, consultants or agents of the Receiving Party or any of its Affiliates without use of or reliance upon the Disclosing Party’s Confidential Information, as evidenced by contemporaneous written records. No combination of features or disclosures will be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.
11.4Permitted Disclosures. In addition to the exceptions contained in Sections 11.2 (Non-Disclosure and Non-Use Obligation) and 11.3 (Exemptions), the Receiving Party may disclose Confidential Information of the Disclosing Party to the extent (and solely to the extent) that such disclosure is reasonably necessary in the following instances:
11.4.1Subject to Section 12.4.1(a) (Biogen’s Rights), (a) [***]; or (b) Regulatory Submissions and other filings with Governmental Authorities (including Regulatory Authorities), as necessary for the Exploitation of an Option Protein or Option Product;
11.4.2[***];
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

11.4.3to comply with Applicable Law (whether generally or in pursuit of an application for listing of securities) including the United States Securities and Exchange Commission or equivalent foreign agency or regulatory body, or otherwise required by judicial or administrative process, provided that the Receiving Party shall, unless otherwise prohibited, first have given advanced written notice (and to the extent possible, at least [***] notice) to the Disclosing Party and (other than with regard to disclosures to securities regulators or to comply with Applicable Law, which disclosures are covered in Section 11.7.1 (Public Announcements)) give the Disclosing Party a reasonable opportunity to take whatever action it deems necessary to protect its Confidential Information. In the event that no such protective order or other remedy is obtained, or the Disclosing Party waives compliance with the terms of this Agreement, the Receiving Party shall furnish only that portion of Confidential Information which the Receiving Party is advised by counsel is legally required to be disclosed;
11.4.4to prosecute or defend litigation so long as there is [***] prior written notice given by the Receiving Party before filing, and to enforce Patent Rights in connection with the Receiving Party’s rights and obligations pursuant to this Agreement; and
11.4.5[***].
11.5Use of Name and Logo. Except as expressly provided in this Agreement, neither Party shall mention or otherwise use the name, logo or trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, website or other form of publicity, without the prior written approval of such other Party. Notwithstanding the foregoing, the restrictions imposed by this Section 11.5 (Use of Name and Logo) shall not prohibit either Party from using the name, logo or trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any disclosure: (a) identifying the other Party that, in the opinion of the disclosing Party’s counsel, is required by Applicable Law (including stock exchange rules); provided that such Party shall submit the proposed disclosure identifying the other Party in writing to the other Party as far in advance as reasonably practicable (and in no event less than [***] prior to the anticipated date of disclosure unless such proposed disclosure is required under Applicable Law, or the rules of an applicable securities exchange, in each case to be made in [***] or less) so as to provide a reasonable opportunity to comment thereon; (b) in connection with a disclosure permitted pursuant to Section 11.4 (Permitted Disclosures) or (c) following a press release or other announcement issued pursuant to Section 11.7.1 (Public Announcements), using such name, logo or trademark included in such press release or other announcement in connection with a general description of the arrangement between the Parties or any other subsequent announcement specified as not requiring the other Party’s approval under Section 11.7.1 (Public Announcements).
11.6[***]
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

11.7Publications.
11.7.1Public Announcements. The Parties have agreed upon the content of a press release to announce the collaboration, which press release shall be issued by Denali substantially in the form attached hereto as Schedule 11.7.1 (Press Release) upon execution of this Agreement. In addition, each Party may issue a press release upon exercise of an Option with respect to an Option Program, disclosing such exercise and the Option Target covered by such Option Program, provided, however, that any such press release shall be subject to the last sentence of this Section 11.7.1 (Public Announcements). Each Party may each disclose to Third Parties the information contained in such press release or any other announcement previously approved by the other Party without the need for further approval by the other Party. Neither Party shall issue any other public announcement, press release or other public disclosure regarding this Agreement or the Parties’ activities hereunder without the other Party’s prior written consent (which shall not be unreasonably withheld, delayed or conditioned), except for any such disclosure (a) regarding the [***] or (b) any other disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed, or (c) is otherwise expressly permitted in accordance with the provisions of this Article 11 (Confidentiality). In the event a Party desires to make such a public announcement regarding (i) the [***] or (ii) any other disclosure that is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed, in each case, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable (and in no event less than [***] prior to the anticipated date of disclosure, unless such proposed disclosure is required under Applicable Law, or the rules of an applicable securities exchange, in each case, to be made in [***] or less) so as to provide a reasonable opportunity to comment thereon.
11.7.2Publication Rights.
(a)During the Option Term. On an Option Program-by-Option Program basis, during the Option Term with respect to a given Option Program, unless otherwise agreed by the Parties, [***].
(b)After the Option Term. On an Option Program-by-Option Program basis, following Biogen’s exercise of its Option with respect to a given Option Program in accordance with Section 2.3 (Option Exercise), [***].
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(c)Publication Review and Comment. Notwithstanding any provision in this Agreement to the contrary, any Party seeking to publish peer reviewed manuscripts, or give other forms of public disclosure such as abstracts and presentations, with respect to any Option Proteins and Option Products shall provide the other Party the opportunity to review and comment on any such proposed publication at least [***] prior to its intended submission for publication. The other Party shall provide the Party seeking publication with its comments in writing, if any, within [***] after receipt of such proposed publication. The Party seeking publication shall consider in good faith any comments thereto provided by the other Party and shall comply with the other Party’s request to remove any and all of such other Party’s Confidential Information from the proposed publication. In addition, the Party seeking publication shall delay the submission for a period up to [***] in the event that the other Party can demonstrate reasonable need for such delay, including the preparation and filing of a patent application. If the other Party fails to provide its comments to the Party seeking publication within such [***] period, such other Party shall be deemed to not have any comments, and the Party seeking publication shall be free to publish to the extent otherwise permitted under this Section 11.7.2 (Publication Rights) after the [***] period has elapsed. The Party seeking publication shall provide the other Party a copy of the manuscript at the time of the submission. Each Party agrees to acknowledge the contributions of the other Party and its employees in all publications as scientifically appropriate. [***]
11.8Prior Confidentiality. Any information disclosed by a Party or its Affiliate to the other Party or its Affiliate prior to the Effective Date under the Confidentiality Agreement or the Provisional Agreement, to the extent related to Option Proteins, Option Products, Option Programs, ROFN Proteins, ROFN Products or ROFN Programs shall be deemed to have been disclosed under this Agreement, and subject to the provisions of this Article 11 (Confidentiality).
ARTICLE 12INTELLECTUAL PROPERTY
12.1Ownership.
12.1.1Inventions. Except as expressly set forth in this Agreement, as between the Parties:[***]
12.1.2Disclosure. [***]
12.2Assignments.
12.2.1[***]
12.2.2[***]
12.3Joint Program IP. [***]
12.4Patent Prosecution and Maintenance.
12.4.1Right to File and Prosecute. As between the Parties:
(a)Biogen’s Rights. [***]
(i)[***].

(ii)[***].
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(iii)[***].
(b)Denali’s Rights. [***]
(i)[***].

(ii)[***].

(iii)[***].
12.4.2Step-In Rights.
(a)[***]
(b)[***]
12.4.3[***]
12.4.4[***].
12.5Patent Enforcement.
12.5.1[***]
12.5.2 Infringement Actions.
(a)[***]
(i)[***].

(ii)[***].

(A)[***].

(B)[***].
(b)[***]
(c)[***], provided that [***].
(d)[***].
12.6[***].
12.7[***].
12.8[***].
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ARTICLE 13INDEMNIFICATION
13.1Indemnification by Denali. Denali will indemnify, defend, and hold harmless Biogen, each of its Affiliates and each of its and its Affiliates’ respective employees, officers, directors, and agents (each, a “Biogen Indemnified Party”) from and against any and all liabilities, losses, damages, expenses (including reasonable attorneys’ fees and expenses), and costs (collectively, a “Liability”) that the Biogen Indemnified Party may be required to pay to one or more Third Parties (a “Third Party Claim”) resulting from or arising out of:
13.1.1the Development of Option Proteins or Option Products by or under the authority of Denali (other than by or under the authority of Biogen or the Biogen Indemnified Parties), including by or under the authority of Denali [***];
13.1.2the gross negligence, reckless conduct, or willful misconduct on the part of any Denali Indemnified Party in performing its or their obligations under this Agreement; or
13.1.3any breach by Denali of this Agreement, including any breach of any representation, warranty, or covenant by Denali under this Agreement, except, in each case, to the extent such claims fall within the scope of Biogen’s indemnification obligations under Section 13.2 (Indemnification by Biogen).
13.2Indemnification by Biogen. Biogen will indemnify, defend, and hold harmless Denali, each of its Affiliates, and each of its and its Affiliates’ employees, officers, directors, and agents (each, a “Denali Indemnified Party”) from and against any and all Liabilities that the Denali Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of:
13.2.1the Development of Option Proteins or Option Products by or under the authority of Biogen (other than by or under the authority of Denali or the Denali Indemnified Parties) [***];
13.2.2the gross negligence, reckless conduct, or willful misconduct on the part of any Biogen Indemnified Party in performing its or their obligations under this Agreement; or
13.2.3any breach by Biogen of this Agreement, including any breach of any representation, warranty, or covenant by Biogen under this Agreement, except, in each case, to the extent such claims fall within the scope of Denali’s indemnification obligations under Section 13.1 (Indemnification by Denali).
13.3Procedure.
13.3.1Notice of Claim. All indemnification claims in respect of a Party, its Affiliates, or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement (“Indemnified Party”). The Indemnified Party shall give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Liabilities or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under this Article 13 (Indemnification), but in no event shall the indemnifying Party be liable for any Liabilities to the extent such Liabilities arise from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Liability (to the extent that the nature and amount of such Liability is known at such time). The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Liabilities and Third Party Claims.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

13.3.2Control of Defense.
(a)In General. Subject to the provisions of Section 12.5 (Patent Enforcement) and Section 12.6 (Defense of Claims) above, at its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] after the indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Third Party Claim pursuant to this Section 13.3.2(a) (In General), the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party that must be reasonably acceptable to the Indemnified Party. In the event the indemnifying Party assumes the defense of such a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with such Third Party Claim. Should the indemnifying Party assume the defense of such a Third Party Claim, except as provided in Section 13.3.2(b) (Right to Participate in Defense), the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested in writing by the indemnifying Party. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against such Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any Liabilities incurred by the indemnifying Party in its defense of such Third Party Claim.
(b)Right to Participate in Defense. Without limiting Section 13.3.2(a) (In General), any Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided that such employment shall be at the Indemnified Party’s own expense unless: (i) the employment thereof, and the assumption by the indemnifying Party of such expense, has been specifically authorized by the indemnifying Party in writing; (ii) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 13.3.2(a) (In General) (in which case the Indemnified Party shall control the defense); or (iii) the interests of the Indemnified Party and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(c)Settlement. With respect to any Liabilities relating solely to the payment of money damages in connection with a Third Party Claim and that shall not result in the Indemnified Party’s becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnified Party in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Liability, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Liabilities in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 13.3.2(a) (In General), the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Liability; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, delayed or conditioned). If the indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, then the Indemnified Party may defend against such Third Party Claim. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party shall admit any liability with respect to, or settle, compromise or dispose of, any Third Party Claim in a manner that would have a material adverse effect on the Indemnified Party or admit wrongdoing on behalf of the Indemnified Party without the prior written consent of the indemnifying Party.
(d)Cooperation. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket costs in connection therewith.
13.4Insurance. Each Party shall procure and maintain, during the Term, commercial general liability insurance, including product liability insurance, with minimum “A-” Best rated insurance carriers to cover its indemnification obligations under Section 13.1 (Indemnification by Denali) or Section 13.2 (Indemnification by Biogen), as applicable, in each case with limits of not less than [***] per occurrence and in the aggregate. Each Party shall provide the other Party with evidence of such insurance by furnishing a certificate of insurance upon request. Product liability policies will be maintained for [***]. It is understood that such insurance shall not be construed to create a limit of either Party’s liability, including with respect to its indemnification obligations under this Article 13 (Indemnification). Notwithstanding the foregoing, Biogen may self-insure to the extent that it self-insures for its other activities; provided that Biogen is and continues to be investment grade determined by reputable and accepted financial rating agencies.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ARTICLE 14TERM AND TERMINATION
14.1Term. This Agreement will commence upon the Effective Date and unless terminated earlier, will continue in effect on an Option Program-by-Option Program basis and for all ROFN Programs until (a) in the case of an Option Program, either (i) the date of expiration of the Option Term for such Option Program (if Biogen does not exercise an Option for such Option Program in accordance with Section 2.3 (Option Exercise)) or (ii) the date on which the Royalty Term has expired in each country in the Territory for all Option Products that are the subject of such Option Program (if Biogen does exercise an Option for such Option Program in accordance with Section 2.3 (Option Exercise)), and (b) in the case of all ROFN Programs, the earlier of (i) the date on which the Parties enter into a ROFN Definitive Agreement with respect to two (2) ROFN Programs, (ii) the date on which Biogen may not provide to Denali any additional ROFN Interest Notices in accordance with the procedures set forth in Section 3.1 (ROFN Program; Procedures), and (iii) the expiration of the ROFN Term (the “Term”). Upon expiration of the Royalty Term for an Option Product in a country that is the subject of any Option Program for which Biogen has exercised an Option in accordance with Section 2.3 (Option Exercise), the licenses granted by Denali to Biogen under this Agreement with respect to such Option Product in such country will become fully-paid (other than with respect to any Sales Milestone Payments), irrevocable, and perpetual.
14.2Termination for Convenience. On not less than [***] prior written notice to Denali, Biogen will have the right, at its sole discretion, to terminate this Agreement for convenience (a) in its entirety or (b) with respect to any Option Program: (i) for any Region or (ii) in its entirety.
14.3Termination for Material Breach.
14.3.1Breach Notice. Either Party (the “Non-Breaching Party”) shall have the right to terminate this Agreement in the case of a material breach of this Agreement by the other Party (the “Breaching Party”) if such material breach remains uncured after [***] (or if applicable, the cure period specified in this Section 14.3.1 (Breach Notice) below) following delivery by the Non-Breaching Party of written notice of such material breach to the Breaching Party (a “Breach Notice”), provided that if such material breach is with respect to an Option Program only, then such Non-Breaching Party shall have the right to terminate this Agreement solely with respect to such Option Program. The Breaching Party shall have [***] from its receipt of such Breach Notice to cure such material breach (subject to the dispute resolution procedures set forth in Section 14.3.2 (Disputes Regarding Material Breach) below). Notwithstanding any provision in this Agreement to the contrary, [***].
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

14.3.2Disputes Regarding Material Breach. Notwithstanding any provision in this Agreement to the contrary, during the [***] cure period described in Section 14.3.1 (Breach Notice) above, the Breaching Party may dispute that it has committed such material breach. If the Breaching Party disputes the applicable Breach Notice within such cure period, then such cure period shall be tolled until the dispute is resolved pursuant to the dispute resolution procedures set forth in Section 15.6 (Dispute Resolution), and this Agreement will remain in full force and effect during the pendency of any such dispute. If, as a result of the application of such dispute resolution procedures, the Breaching Party is determined in accordance with Section 15.6 (Dispute Resolution) to be in material breach of this Agreement (an “Adverse Ruling”) and the Breaching Party fails to complete the actions specified by the Adverse Ruling to cure such material breach within the applicable remainder of such cure period after such ruling is issued (or such longer period as the may be determined appropriate in accordance with Section 15.6 (Dispute Resolution)), then the Non-Breaching Party may terminate this Agreement in its entirety, or with respect to the applicable Option Program as described in Section 14.3.1 (Breach Notice) above, upon written notice to the Breaching Party.
14.4Termination for Insolvency.
14.4.1To the extent permitted by Applicable Law, either Party may terminate this Agreement upon the filing or institution of bankruptcy, reorganization, liquidation, or receivership proceedings, upon the appointment of a receiver or trustee over all or substantially all property, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate will only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] after the filing thereof.
14.4.2All rights and licenses now or hereafter granted by one Party to the other Party under or pursuant to this Agreement are, for all purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined in the U.S. Bankruptcy Code. Upon the filing or institution of bankruptcy, reorganization, liquidation, or receivership proceedings, upon the appointment of a receiver or trustee over all or substantially all property, or upon an assignment of a substantial portion of the assets for the benefit of creditors by a Party, such Party agrees that the other Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. Each Party will, during the Term, create and maintain current copies or, if not amenable to copying, other appropriate embodiments, to the extent feasible, of all intellectual property rights licensed under this Agreement. Each Party acknowledges and agrees that “embodiments” of intellectual property rights within the meaning of Section 365(n) include laboratory notebooks, cell lines, product samples, and inventory, research studies and data, all Regulatory Approvals (and all applications for Regulatory Approval) and rights of reference therein, in each case, to the extent licensed by a Party to the other Party hereunder, as well as the Denali IP and the Biogen IP (as the case may be), and all information related to the Denali IP and the Biogen IP (as the case may be). If (i) a case under the U.S. Bankruptcy Code is commenced by or against the debtor Party, (ii) this Agreement is rejected as provided in the U.S. Bankruptcy Code, and (iii) the non-debtor Party elects to retain its rights hereunder as provided in Section 365(n) of the U.S. Bankruptcy Code, then the debtor Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) will:
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(a)provide the non-debtor Party with all such intellectual property rights (including all embodiments thereof) licensed hereunder and held by the debtor Party and such successors and assigns, or otherwise available to them, immediately upon the non-debtor Party’s written request. Whenever the debtor Party or any of its successors or assigns provides to the non-debtor Party any of the intellectual property rights licensed hereunder (or any embodiment thereof) pursuant to this Section 14.4 (Termination for Insolvency), the non-debtor Party will have the right to perform the debtor Party’s obligations hereunder with respect to such intellectual property rights, but neither such provision nor such performance by the non-debtor Party will release the debtor Party’s from liability resulting from rejection of the license or the failure to perform such obligations; and
(b)not interfere with the non-debtor Party’s rights under this Agreement, or any agreement supplemental hereto, with respect to such intellectual property rights (including such embodiments), including any right to obtain such intellectual property rights (or such embodiments) from another entity, to the extent provided in Section 365(n) of the U.S. Bankruptcy Code.
14.4.3All rights, powers, and remedies of the non-debtor Party provided in this Section 14.4 (Termination for Insolvency) are in addition to and not in substitution for any other rights, powers, and remedies now or hereafter existing at law or in equity (including the U.S. Bankruptcy Code) in the event of the commencement of a case under the U.S. Bankruptcy Code with respect to the debtor Party. The Parties intend the following rights to extend to the maximum extent permitted by Applicable Law, and to be enforceable under U.S. Bankruptcy Code Section 365(n):
(a)the right of access to any intellectual property rights (and all embodiments thereof) of the debtor Party licensed hereunder, or any Third Party with whom the debtor Party contracts to perform any obligation of the debtor Party under this Agreement, and, in the case of any such Third Party, that is necessary for the Exploitation of Option Products or ROFN Products and licensed hereunder; and
(b)the right to contract directly with any Third Party to complete the contracted work.
14.5[***]
14.6Effects of Termination.
14.6.1Effects of Termination of an Option Program. In the event of termination of an Option Program, whether by termination of this Agreement in its entirety or with respect to an Option Program (in its entirety or for a Region), the following terms shall apply with respect to such Option Program:
(a)Terminating Rights and Obligations. Any terminated Option Program will be referred to herein as a “Terminated Program”. All Option Products that are the subject of any Terminated Program will be referred to herein as “Terminated Products”, all Option Proteins that are the subject of any Terminated Program will be referred to herein as “Terminated Proteins” and any Region with respect to which this Agreement is terminated will be referred to herein as a “Terminated Region”. If this Agreement is terminated in its entirety or with respect to all Option Programs, then all Option Programs will become Terminated Programs, all Option Products will become Terminated Products, all Option Proteins will become Terminated Proteins and all Regions in the Territory will become Terminated Regions.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b)[***]

(c)[***]
(i)[***]

(A)[***]

(B)[***]

(C)[***]

(D)[***]

(ii)[***]
14.6.2Effects of Termination of all ROFN Programs. In the event of termination of this Agreement in its entirety or with respect to all ROFN Programs, the following terms shall apply:
(a)Terminating Rights and Obligations. Article 3 (ROFN) shall terminate and shall have no further effect. Biogen shall have no rights, and Denali shall have no obligations, with respect to any ROFN Program on and after the effective date of such termination.
(b)Confidentiality. Except as otherwise provided herein, within [***] after any termination of this Agreement or with respect to all ROFN Programs, Biogen shall destroy or return to Denali (at Denali’s discretion) all tangible items bearing, containing, or contained in, any of the Confidential Information of Denali that is solely related to the ROFN Programs, provided, however, copies may be retained and stored solely for the purpose of determining its obligations under this Agreement, subject to the non-disclosure and non-use obligation under Article 11 (Confidentiality). In addition, Biogen will not be required to return or destroy Confidential Information contained in any computer system back-up records made in the ordinary course of business; provided that such Confidential Information may not be accessed without Denali’s prior written consent or as required by Applicable Law. If any such material is destroyed, then Biogen shall provide Denali written certification of such destruction.
14.7Rights Accruing Prior to Expiration or Termination. Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or termination of this Agreement will be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including any payment obligation that accrued prior to the effective date of such expiration or termination.
14.8Remedies. Except as otherwise expressly provided herein, termination of this Agreement (either in its entirety, with respect to a Terminated Program, with respect to a Terminated Region or with respect to all ROFN Programs) in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

14.9Survival.
14.9.1All rights and obligations of the Parties shall terminate on termination or expiration of this Agreement, except that the following provisions will survive termination or expiration of this Agreement for any reason: [***].
14.9.2If an Option Program is terminated with respect to a Terminated Region but not in its entirety, then following such termination, the foregoing provisions set forth in Section 14.9.1 of this Agreement shall remain in effect with respect to the Terminated Region (to the extent such provisions would survive and apply in the event this Agreement expires or is terminated in its entirety), and all provisions not surviving in accordance with the foregoing shall terminate upon termination of this Agreement with respect to the Terminated Region (other than Biogen’s obligations under Section 4.4 (Exclusive Collaboration), which shall continue to apply worldwide with respect to the applicable Option Program until termination of this Agreement in its entirety) and be of no further force and effect (and, for purposes of clarity, all provisions of this Agreement shall remain in effect with respect to any Region that is not a Terminated Region).
ARTICLE 15MISCELLANEOUS
15.1Force Majeure. Neither Party will be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay performing any obligation under this Agreement to the extent that such failure or delay is caused by or results from acts of God, embargoes, war, acts of war (whether war be declared or not), terrorism, insurrections, riots, civil commotions, strikes, lockouts, or other labor disturbances (other than strikes, lockouts, or labor disturbances involving a Party’s own employees), government actions, fire, earthquakes, floods, [***] (“Force Majeure”) beyond such Party’s reasonable control, and renders the performance impossible or illegal. [***] The affected Party will notify the other Party in writing of any Force Majeure circumstances that may so affect its performance under this Agreement as soon as reasonably practical (but in any event within [***] after such Force Majeure occurrence), will provide a good faith estimate of the period for which its failure or delay in performance under this Agreement is expected to continue based on currently available information, and will undertake reasonable efforts necessary to mitigate and overcome such Force Majeure circumstances and resume normal performance of its obligations hereunder as soon as reasonably practicable under the circumstances. If the Force Majeure circumstance continues, then the affected Party will update such notice to the other Party on a weekly basis to provide updated summaries of its mitigation efforts and its estimates of when normal performance under the Agreement will be able to resume.
15.2Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

15.3Assignment. Without the prior written consent of the other Party, neither Party shall sell, transfer, assign, delegate (except as expressly permitted under this Agreement), pledge, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, that (a) either Party may make such an assignment without the other Party’s consent to: (i) [***] or (ii) [***] and (b) [***]. [***] Any attempted assignment or delegation in violation of this Section 15.3 (Assignment) shall be void and of no effect. All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Denali or Biogen, as the case may be. The permitted assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement. Without limiting the foregoing, the grant of rights set forth in this Agreement shall be binding upon any successor or permitted assignee of a Party, and the obligations of the other Party, including the payment obligations, shall run in favor of any such successor or permitted assignee of such Party’s benefits under this Agreement.
15.4Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, then: (a) such provision shall be fully severable; (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties. In the event a Party seeks to avoid a provision of this Agreement by asserting that such provision is invalid, illegal or otherwise unenforceable, the other Party shall have the right to terminate this Agreement upon [***] prior written notice, unless such assertion is eliminated and its effect is cured within such [***] period. Any such termination in accordance with this Section 15.4 (Severability) with respect to as assertion by a Party shall be deemed a termination for breach by such Party pursuant to Section 14.3 (Termination for Material Breach). To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid, or unenforceable in any respect.
15.5Governing Law and Service.
15.5.1Governing Law. This Agreement or the performance, enforcement, breach or termination hereof shall be interpreted, governed by and construed in accordance with the laws of the [***], United States, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction; provided, that all questions concerning: (a) determination of whether Know-How and inventions are conceived, discovered, developed or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent Right, copyright or other Intellectual Property) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States; and (b) the construction or effect of Patent Rights shall be determined in accordance with the laws of the country or other jurisdiction in which the particular Patent Right has been filed or granted, as the case may be. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.
15.5.2Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 15.7 (Notices) shall be effective service of process for any action, suit, or proceeding brought against it under this Agreement in any such court.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

15.6Dispute Resolution. Except as otherwise expressly provided herein with respect to particular disputes arising in connection with this Agreement (including any dispute that is expressly subject to resolution in accordance with Schedule 15.6.4 (Expert Arbitration)), if a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith or the breach, termination, enforcement, interpretation or validity hereof (a “Dispute”), then it shall be resolved pursuant to this Section 15.6 (Dispute Resolution). For the avoidance of doubt, [***].
15.6.1General. Any Dispute shall first be referred to the Chief Executive Officer of Biogen (or his/her executive-level designee) and the Chief Executive Officer of Denali (or his/her executive-level designee) (the “Chief Executive Officers”), who shall confer in good faith on the resolution of the Dispute. Any final decision agreed to by the Chief Executive Officers shall be conclusive and binding on the Parties. If the Chief Executive Officers are not able to agree on the resolution of any such Dispute within [***] (or such other period of time as mutually agreed by the Chief Executive Officers) after such Dispute was first referred to them, then except as set forth in Section 15.6.2 (Intellectual Property Disputes) or Section 15.6.4 (Expert Arbitration), either Party may, by written notice to the other Party, elect to initiate a proceeding pursuant to the procedures set forth in Section 15.6.3 (Jurisdiction) for purposes of having the Dispute settled.
15.6.2Intellectual Property Disputes. In the event that a Dispute arises with respect to the validity, scope, enforceability, inventorship or ownership of any Patent Right or other Intellectual Property, and such dispute cannot be resolved in accordance with Section 15.6.1 (General), either Party may initiate litigation in a court of competent jurisdiction, notwithstanding Section 15.5 (Governing Law and Service), in any country or other jurisdiction in which such rights apply.
15.6.3Jurisdiction. Each of the Parties hereby submits to the jurisdiction [***] in any proceeding arising out of or relating to this Agreement, agrees not to commence any suit, action or proceeding relating thereto except in such court, and waives, to the fullest extent permitted by Applicable Law, the right to move or dismiss or transfer any action brought in such court on the basis of any objection to personal jurisdiction, venue or inconvenient jurisdiction. Any rights to trial by jury with respect to any suit, action, proceeding or claim (whether based upon contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement hereunder are expressly and irrevocably waived by each of the Parties.
15.6.4Expert Arbitration. Any dispute expressly stated in this Agreement to be resolved pursuant to this Section 15.6.4 (Expert Arbitration) shall take place pursuant to procedures described in Schedule 15.6.4 (Expert Arbitration).
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

15.7Notices.
15.7.1Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if: (a) delivered by hand; (b) sent by facsimile or other reliable electronic transmission (with complete transmission confirmed); or (c) sent by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 15.7.2 (Address for Notice) or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 15.7.1 (Notice Requirements). Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile or other electronic transmission (with complete transmission confirmed) or on [***] (at the place of delivery) after deposit with an internationally recognized overnight delivery service. Any notice delivered by facsimile or other electronic transmission shall be confirmed by a hard copy delivered as soon as practicable thereafter by the method described in clause (c) above. This Section 15.7.1 (Notice Requirements) is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.
15.7.2Address for Notice.
If to Denali:

Denali Therapeutics Inc.
161 Oyster Point Blvd
South San Francisco, CA 94080
[***]
With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich and Rosati P.C.
12235 El Camino Real, Suite 200
San Diego, CA 92130
[***]

If to Biogen:

Biogen MA, Inc.
225 Binney Street
Cambridge, MA 02142
[***]

With a copy to:

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
[***]
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

15.8Entire Agreement; Amendments. This Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby (including the Confidentiality Agreement and the aspects of the Provisional Agreement pertaining to Option Proteins, Option Products, ROFN Proteins and ROFN Products). Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. Except for amendments and modifications to the CMC Plan in accordance with Section 8.2.3 (CMC Plan), no amendment, modification, release, or discharge shall be binding upon the Parties, unless in writing and duly executed by authorized representatives of both Parties.
15.9English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.
15.10Equitable Relief. Notwithstanding any provision herein to the contrary, nothing in Section 15.6 (Dispute Resolution) shall preclude either Party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute, if necessary to protect the interests of such Party. This Section 15.10 (Equitable Relief) shall be specifically enforceable. Additionally, each Party acknowledges and agrees that the restrictions set forth in Section 4.4 (Exclusive Collaboration), Section 14.6 (Effects of Termination) through Section 14.9 (Survival) and Article 11 (Confidentiality) are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of such Section or Articles may result in irreparable injury to such other Party for which there may be no adequate remedy at law. In the event of an actual or threatened breach of any provision of such Sections or Article, or other default or non-performance with respect to such Section or Article, the aggrieved Party may seek equitable relief (including restraining orders, specific performance or other injunctive relief) in any court or other forum, without first submitting to the dispute resolution procedures set forth in Section 15.6 (Dispute Resolution). Nothing in this Section 15.10 (Equitable Relief) is intended, or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.
15.11Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.
15.12No Benefit to Third Parties. Except as provided in Article 13 (Indemnification) and Section 4.3.1 (Existing Third Party Agreements), covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and successors and permitted assigns of the Parties, and shall not be construed as conferring any rights on any other Persons.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

15.13Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.
15.14Relationship of the Parties. Unless otherwise required by applicable tax law, this Agreement shall not constitute a partnership or a joint venture in whole or in part between any of BIG, BIMA or Denali. Except to the extent expressly stated in this Agreement, neither Denali, on the one hand, nor Biogen, on the other hand, shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.
15.15Performance by Affiliates. Without limiting Section 15.16.1 (Performance by BIMA and BIG), each Party recognizes that the other Party may perform some or all of its obligations under this Agreement through Affiliates to the extent permitted under this Agreement; provided, however, that, in such case, (a) [***] and (b) [***].
15.16Performance by Biogen.
15.16.1Performance by BIMA and BIG. [***]
15.16.2Coordination between BIMA and BIG. [***]
15.17Counterparts; Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Counterparts may be delivered via electronic mail, including Adobe™ Portable Document Format (PDF) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, and any counterpart so delivered will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement.
15.18References. Unless otherwise specified: (a) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement; (b) references in any Section to any clause are references to such clause of such Section; and (c) references to any agreement, instrument, or other document in this Agreement refer to such agreement, instrument, or other document as originally executed or, if subsequently amended, replaced, or supplemented from time to time, as so amended, replaced, or supplemented and in effect at the relevant time of reference thereto.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

15.19Construction. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person or entity will be construed to include the person’s or entity’s successors and assigns, (f) the words “herein,” “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (h) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent,” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (i) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (j) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or,” (k) references to any Sections include Sections and subsections that are part of the related Section (e.g., a section numbered “Section 2.2” would be part of “Section 2”, and references to “Section 2.2” would also refer to material contained in the subsection described as “Section 2.2(a)”) and (l) neither Party or its Affiliates or Sublicensees shall be deemed acting “on behalf of” or “under the authority of” the other Party. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions. All amounts (including payment amounts and calculation thereof) are stated in U.S. Dollars unless another currency is specified. To the extent there exists any discrepancy between any internal, alphabetical or numerical cross-reference to a Section, Article or Schedule of this Agreement and the parenthetical immediately following such cross-reference, the parenthetical shall govern.
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers.

Denali Therapeutics Inc.	Biogen MA, Inc.
By: /s/ Ryan J. Watts	By: /s/ Alfred W. Sandrock, Jr.
Name: Ryan Watts, Ph.D.	Name: Alfred W. Sandrock, Jr.
Title: President and CEO	Title: EVP, R&D

Biogen International GmbH
By: /s/ Frederick Lawson
Name: Frederick Lawson
Title: Senior Director

SCHEDULE 1.105
[***]
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[***]
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 1.162
[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[***]
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 1.197
[***]
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 1.202
[***]
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[***]
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 1.244
[***]
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[***]
[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 4.3.1
[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 5.1
[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 8.2.4
[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 11.7.1
PRESS RELEASE
Denali Therapeutics Announces Closing of Collaboration and
Share Purchase Agreements with Biogen
SOUTH SAN FRANCISCO, Calif., Oct 7, 2020 — Denali Therapeutics Inc. (NASDAQ: DNLI), a biopharmaceutical company developing a broad portfolio of product candidates engineered to cross the blood-brain barrier (BBB) for neurodegenerative diseases, today announced the signing of a Definitive LRRK2 Collaboration and License Agreement and a Right of First Negotiation, Option and License Agreement with Biogen, in connection with its previously announced binding provisional collaboration and license agreement for neurodegenerative diseases with Biogen, and the closing of the related common stock purchase agreement.
In connection with the signing of the agreements with Biogen, Denali will receive a $560 million upfront payment. In addition, on September 22, 2020, in a private placement transaction, Biogen made an equity investment of $465 million in Denali through the purchase of 13,310,243 newly issued shares of Denali common stock at approximately $34.94 per share in connection with its previously announced stock purchase agreement.
Under the terms of the Definitive LRRK2 Collaboration and License Agreement, the companies will co-develop Denali’s small molecule inhibitors of leucine-rich repeat kinase 2 (LRRK2) for Parkinson’s disease, and will co-commercialize Denali’s LRRK2 products in the United States and China, with shared responsibility for worldwide development costs (60 percent Biogen; 40 percent Denali), as well as profits and losses for commercialization in the United States (50 percent Biogen; 50 percent Denali) and China (60 percent Biogen; 40 percent Denali). Outside the United States and China, Biogen will be responsible for commercialization and will pay Denali tiered royalties. Should the LRRK2 program achieve certain development and commercial milestones, Denali will be eligible to receive up to $1.125 billion in potential milestone payments.
Mutations in LRRK2 can cause Parkinson’s disease. LRRK2 is a regulator of lysosomal function, which is impaired in Parkinson’s disease and may contribute to neurodegeneration. As previously announced, Denali’s small molecule inhibitor of LRRK2, DNL151, has been selected to progress into late-stage clinical studies, which are expected to commence in 2021.
Under the terms of the Right of First Negotiation, Option and License Agreement with Biogen, Biogen has exclusive option rights to two programs for neurodegenerative diseases using Denali’s BBB-crossing transport vehicle (TV) technology platform, including for amyloid beta, plus right of first negotiation for two additional unnamed TV platform programs should Denali decide to seek a collaboration for such programs. These rights are limited to certain modalities and indications and are also exercisable during a limited time period. Denali’s proprietary TV technology is designed to effectively deliver large therapeutic molecules such as antibodies, enzymes, proteins and oligonucleotides across the BBB after intravenous administration.

The closing of the common stock purchase agreement and the definitive collaboration agreements were subject to the satisfaction of customary closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976. Additional details regarding the financial terms can be found in Denali’s Form 8-K filed with the Securities and Exchange Commission on October 7, 2020.
About Denali’s LRRK2 DNL151 Program
DNL151 is a small molecule inhibitor of LRRK2 invented at Denali which has completed dosing of 162 healthy volunteers in an ongoing Phase 1 clinical study and completed dosing in 25 Parkinson’s patients in a Phase 1b clinical study. Denali is currently completing further dose escalation cohorts in an expanded Phase 1 and an additional cohort in the Phase 1b study to define the full therapeutic window of the molecule. Based on the clinical data to date that has been generated in Europe, DNL151 appears to have an acceptable safety and tolerability profile and has met desired target engagement goals. An Investigational New Drug application for DNL151 was cleared by the U.S. Food and Drug Administration in July 2020 and enables expansion of Denali clinical trials for DNL151 globally.
About Denali Therapeutics
Denali Therapeutics is a biopharmaceutical company developing a broad portfolio of product candidates engineered to cross the blood-brain barrier (BBB) for neurodegenerative diseases. Denali pursues new treatments by rigorously assessing genetically validated targets, engineering delivery across the BBB and guiding development through biomarkers that demonstrate target and pathway engagement. Denali is based in South San Francisco. For additional information, please visit www.denalitherapeutics.com.

Cautionary Note Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, plans, timelines and expectations related to DNL151 and other LRRK2 inhibitor molecules, Denali’s TV technology platform and TV programs; LRRK2 inhibitors as modifying therapy for Parkinson’s disease; the ability of the TV technology to effectively deliver large therapeutic molecules across the BBB; expectations regarding the collaboration with Biogen, including financial aspects of the collaboration; the potential benefits and results of the transaction with Biogen; expectations regarding the commencement of clinical trials; expectations regarding ongoing clinical trials; and plans to conduct development and commercialization activities.
Actual results are subject to risks and uncertainties and may differ materially from those indicated by these forward-looking statements as a result of these risks and uncertainties, including but not limited to: any and all risks to Denali’s business and operations caused directly or indirectly by the evolving COVID-19 pandemic; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of the agreements with Biogen; risks related to the effect of the announcement of the transaction on Denali’s business relationships, operating results, stock price and business generally; Denali’s early stages of clinical drug development; Denali’s and its partners’ ability to complete the development and, if approved, commercialization of its product candidates; Denali’s and its partners’ ability to enroll patients in clinical trials; Denali’s reliance on third parties for the manufacture and supply of its product candidates for clinical trials; Denali’s dependence on successful development of its BBB platform technology and whether the platform technology effectively delivers large therapeutic molecules across the BBB; Denali’s and its partners’ ability to conduct or complete clinical trials on expected timelines; the risk that preclinical profiles and results of early clinical trials of Denali’s product candidates, such as DNL151, may not translate in later clinical trials; the risk that DNL151 and Denali’s other LRRK2 inhibitors may not sufficiently modify Parkinson’s disease; the uncertainty that product candidates will receive regulatory approval necessary to be commercialized; Denali’s ability to continue to create a pipeline of product candidates or develop commercially successful products; developments relating to Denali’s competitors and its industry, including competing product candidates and therapies; Denali’s ability to obtain, maintain or protect intellectual property rights related to its product candidates; implementation of Denali’s strategic plans for its business, product candidates and BBB platform technology; Denali’s ability to obtain additional capital to finance its operations, as needed; Denali’s ability to accurately forecast future financial results in the current environment; general economic and market conditions; and other risks and uncertainties, including those described in Denali’s most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and Denali’s future reports to be filed with the SEC. The forward-looking statements in this press release are based on information available to Denali as of the date hereof. Denali disclaims any obligation to update any forward-looking statements, except as required by law.

Investor Relations Contact:

Laura Hansen, Ph.D.
Vice President, Investor Relations
650-452-2747
hansen@dnli.com

Media Contacts:

Lizzie Hyland
(646) 495-2706
lhyland@gpg.com
or

Morgan Warners
(202) 295-0124
mwarners@gpg.com

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[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 15.6.4
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[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.